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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CROWN MEDIA HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CROWN MEDIA HOLDINGS, INC.
12700 Ventura Boulevard
Studio City, California 91604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JULY 11, 2005

To the Stockholders of Crown Media Holdings, Inc.:

        We will hold the annual meeting of stockholders (the "Annual Meeting") of Crown Media Holdings, Inc. ("Crown Media Holdings" or the "Company") at the Company's principal executive offices located at 12700 Ventura Boulevard, Studio City, California 91604 on July 11, 2005, at 11:00 a.m., Pacific Daylight Time.

        The purpose of the meeting is to:

  1.
  Elect 15 members to the Company's board of directors (the "Board");

  2.
  Consider and ratify an amendment to the Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan; and

  3.
  Consider any other matters that properly come before the meeting and any adjournments.

        Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

        Only stockholders of record of Class A Common Stock and Class B Common Stock at the close of business on June 1, 2005 are entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 12700 Ventura Boulevard, Studio City, California 91604.

        If you wish to vote shares held in your name in person at the meeting, please bring your proxy card or proof of identification to the meeting. If you hold your shares in street name (that is, through a broker or other nominee) you must request a proxy card from your broker in order to vote in person at the meeting.

        Please date, sign and mail the enclosed proxy card as soon as possible to ensure that you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. Alternatively, you may vote by using the toll-free telephone number or the Internet address, as explained on the enclosed proxy card.

By Order of the Board of Directors
/s/ BRIAN E. GARDNER BRIAN E. GARDNER Secretary

June 16, 2005

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

CROWN MEDIA HOLDINGS, INC.
12700 Ventura Boulevard
Studio City, California 91604

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 11, 2005

        We anticipate that this Proxy Statement will first be mailed on or about June 17, 2005, to stockholders of the Company by the Board to solicit proxies (the "Proxies") for use at the Annual Meeting to be held on July 11, 2005 at 11:00 a.m., Pacific Daylight Time (PDT) at the Company's principal executive offices located at 12700 Ventura Boulevard, Studio City, California 91604 or at any postponements or adjournments of the Annual Meeting.

SOLICITATION OF PROXIES

        This proxy solicitation is being made on behalf of the Board.

Voting by Telephone or Internet

        Stockholders of record can simplify their voting and reduce the Company's cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the processes of the bank or broker; therefore, stockholders should follow the voting instructions on the form they receive from their bank or broker.

        Stockholders who elect to vote over the Internet may incur costs such as telecommunication and Internet access charges for which the stockholder is solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. EDT on July 10, 2005.

Voting by Mail

        Stockholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the postage paid envelope provided. The shares represented will be voted in accordance with the directions in the proxy card.

Stockholders Entitled to Vote

        Stockholders as of the close of business on June 1, 2005 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, 73,869,881 shares of the Company's Class A common stock, par value $0.01 (the "Class A Common Stock") and 30,670,422 shares of the Company's Class B common stock, par value $0.01 (the "Class B Common Stock") were issued and outstanding. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. You may not cumulate votes.

Revocation of Proxies

        Your proxy may be revoked at any time before it is exercised by (i) providing written notice of revocation to the Company Secretary, (ii) timely delivery of a later dated proxy (including an Internet or telephone vote), or (iii) attending the Annual Meeting and voting in person.

Required Vote

        A majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum. Any stockholder that has properly submitted a proxy will be considered part of the quorum. Votes that are withheld, abstentions and broker non-votes will be counted towards a quorum.

        The required vote for Proposal 1 is a plurality of the votes cast, with the fifteen nominees receiving the highest number of votes cast elected to the Board. A vote withheld from a nominee will be excluded from the vote and will have no effect. Broker non-votes will not be counted as a vote either for or against any nominee. A broker non-vote occurs when a broker submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have the discretionary authority to vote in the absence of instructions.

Solicitation Costs

        The Company hired Mellon Investor Services LLC to assist in the distribution of proxy materials at a cost of approximately $10,000 plus out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of Class A and Class B Common Stock. In addition to using the mails, the Company's officers, employees or agents may also solicit proxies in person or by telephone, facsimile or by other means of electronic communication, but they will not be specifically compensated for such services.

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

In this proxy statement the terms the "Company" or "Crown Media Holdings" refer to Crown Media Holdings, Inc. and, unless the context requires otherwise, our subsidiaries that operate our businesses, Crown Media United States, LLC ("Crown Media United States"), Crown Media Distribution, LLC ("Crown Media Distribution") and Crown Media Trust (the "Trust") and, until completion of the sale of our international business in April, 2005, Crown Media International, LLC ("Crown Media International") and Crown Entertainment Limited ("Crown Entertainment").

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board currently has 15 member positions. Proxy holders will vote for the 15 nominees listed below. All nominees are currently members of our Board and their terms, if elected, will continue until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees has consented to serve on our Board. If any nominee is unable to serve as a director, the current Board may designate a substitute nominee and the proxies will vote all valid proxy cards for the election of the substitute nominee.

        Pursuant to our Second Amended and Restated Stockholders Agreement, dated August 30, 2001, as amended ("Stockholders Agreement"), our Board consists of 15 individuals nominated as follows: twelve nominated by Hallmark Entertainment Investments Co. ("HEIC"); one nominated by VISN Management Corp. ("VISN"), a subsidiary of National Interfaith Cable Coalition, Inc. ("NICC"); and two independent directors nominated by the Board who are not officers or employees of any of the parties (or their affiliates) to the Stockholders Agreement. In addition, pursuant to a separate stockholders agreement which concerns HEIC and to which Crown Media Holdings is not a party, HEIC granted Liberty Media Corporation ("Liberty") and J.P. Morgan Partners (BHCA) L.P. ("J.P. Morgan Partners") each the right to designate one of our directors as part of HEIC's twelve nominees. See "Board Information—Structure" and "Certain Relationships and Related Transactions."

        Of the nominees for the Board, Robert A. Halmi, Jr., David J. Evans, Robert J. Druten, David E. Hall, Donald J. Hall, Jr., Irvine O. Hockaday, Jr., Anil Jagtiani, John P. Mascotte, Deanne R. Stedem and Brian E. Gardner have been nominated by HEIC; Glenn Curtis has been nominated by Liberty; Wilford V. Bane, Jr. has been nominated by VISN; and Arnold L. Chavkin has been nominated by J.P. Morgan Partners. In addition, the Board has nominated Peter A. Lund and Herbert Granath as independent directors.

        Because HEIC holds Class A Common Stock and all of the Class B Common Stock, representing approximately 95.8% of the voting power of the Company, its vote in favor of the nominees will be sufficient to elect these nominees regardless of the vote of any other stockholders.

Board Nominees

        Robert A. Halmi, Jr., age 48, has been the Chairman of the Board of Crown Media Holdings since May 2000 and prior to that had been Chairman of the board of directors of Crown Media International since April 1996. He has also been the President of Hallmark Entertainment, LLC ("Hallmark Entertainment") since April 1994. Mr. Halmi has been an executive producer of award-winning television programming, such as Lonesome Dove, which won several Emmy Awards, a Golden Globe Award and a Peabody Award. He is also a director and Chief Executive Officer of Hallmark Entertainment Holdings, Inc., the parent company of both Crown Media Holdings and Hallmark Entertainment.

        David J. Evans, age 64, has been the President and Chief Executive Officer of Crown Media Holdings and a Director of Crown Media Holdings since May 2000. Prior to that, he served as President and Chief Executive Officer of Hallmark Entertainment Networks (n/k/a Crown Media

International) from March 1999 to May 2000 and a Director of Crown Media International from July 1999 until May 2000. He has served on British Sky Broadcasting PLC's board of directors since November 2001 and, more recently via appointment, on its Remuneration Committee. Mr. Evans also serves on John Fairfax Holdings Limited's board of directors.

        Wilford V. Bane, Jr., age 67, has been a director of Crown Media Holdings since May 2000. He was the Associate General Secretary of United Methodist Communications, the communications agency for the United Methodist Church, from October 1990 to February 2001. Mr. Bane also serves as chair of VISN. He helped found and launch the Vision Interfaith Satellite Network, the predecessor of Odyssey Network (which was subsequently acquired by us and renamed the Hallmark Channel), and served as the interim Chief Executive Officer for its first two years.

        Arnold L. Chavkin, age 53, has been a director of Crown Media Holdings since May 2000. From 1998 until May 2000, Mr. Chavkin was a director of Crown Media International. Mr. Chavkin is the Chief Investment Officer at J.P. Morgan Partners, LLC, an indirect non-bank subsidiary of JPMorgan Chase & Co. From April 1991 to January 2001, he was a general partner, and since January 2001 has been a limited partner of JPMP Master Fund Manager, L.P., the sole general partner of J.P. Morgan Partners, which invests in private equity opportunities with a significant concentration on the media and telecommunications industries. Prior to that, Mr. Chavkin was a member of Chemical Bank's merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry. Mr. Chavkin's experience prior to joining Chemical Bank included corporate development for Freeport McMoRan as well as positions with Gulf and Western Industries and Arthur Young & Company. Mr. Chavkin is a director of Brand Services, Inc., Encore Acquisition Company, Latigo Petroleum, Inc., Nobel Environmental Power, LLC and Vetco International Limited. Mr. Chavkin is also a director of Triton PCS Holdings, Inc. and a member of its audit committee and its compensation committee.

        Glenn Curtis, age 45, has been a director of Crown Media Holdings since January 2005. He has been Vice President of Liberty Media Corporation (a holding company with interests in electronic retailing, media, communications, and entertainment industries) since 2003. Prior to that, he was Executive Vice President and Chief Financial Officer of Startz Entertainment Group (a subsidiary of Liberty Media Corporation providing premium movie networks on television) from 1995 to 2002.

        Robert J. Druten, age 58, has been a director of Crown Media Holdings since May 2000 and was a director of Crown Media International from April 1996 to May 2000. He has also been an Executive Vice President and the Chief Financial Officer of Hallmark Cards, Incorporated ("Hallmark Cards"), the indirect parent of Crown Media Holdings, since April 1996. Mr. Druten is a Trustee of Entertainment Properties Trust. He is also a member of the board of directors of Hallmark Entertainment Holdings and Hallmark Cards Holdings Limited.

        Brian E. Gardner, age 52, has been a director of Crown Media Holdings since January 2004. He has been Executive Vice President and General Counsel of Hallmark Cards since January 2004. From 1996 to 2003, Mr. Gardner was a Managing Partner of Stinson Morrison Hecker, LLP (formerly known as Morrison & Hecker, LLP).

        Herbert A. Granath, age 76, has been a director of Crown Media Holdings since December 2004. He has been a consultant for Telenet and Cable Partners Inc. since 2000 and a consultant for Veronis, Suhler, Stevenson since 2002. He has also been a director of Central European Media since 2001. Mr. Granath was the Chairman of Disney/ABC International Television from 1995 to 2000.

        David E. Hall, age 42, has been a director of Crown Media Holdings since March 2003. He is the President of Personal Expression Group of Hallmark Cards. He was Senior Vice President—Human Resources of Hallmark Cards from June 2002 to January 2005 and a member of the board of directors of Hallmark Cards since 1996. Mr. Hall has served in a variety of positions for Hallmark Cards since

1981. Mr. Hall was Vice President—U.S. Sales and Marketing for Binney & Smith Inc. (a wholly-owned subsidiary of Hallmark Cards) from 1999 to June 2002.

        Donald J. Hall, Jr., age 49, has been a director of Crown Media Holdings since May 2000. Mr. Hall has been the President and Chief Executive Officer of Hallmark Cards since January 2002 and a member of the board of directors of Hallmark Cards since 1996. Mr. Hall has served in a variety of positions for Hallmark Cards since 1971. Mr. Hall was the Executive Vice President, Strategy and Development from September 1999 until December 2001. Prior to that, Mr. Hall was the Vice President, Product Development, of Hallmark Cards from September 1996 until August 1999. Mr. Hall is a member of the board of directors of Hallmark Entertainment Holdings.

        Irvine O. Hockaday, Jr., age 68, has been a director of Crown Media Holdings since May 2000 and was a director of Crown Media International from April 1996 until May 2000. He is a member of the board of directors of Ford Motor Company, Dow Jones & Company, Inc., Sprint Corporation, Aquila Inc. and Estee Lauder Companies Inc. Mr. Hockaday is a trustee of the Hall Family Foundations and the Aspen Institute. He was the President and Chief Executive Officer of Hallmark Cards from January 1986 to December 2001.

        Anil Jagtiani, age 44, has been a director of Crown Media Holdings since March 2003. He has been Executive Vice President, Corporate Strategy and Development, for Hallmark Cards since February 2003. He served as Senior Vice President, Corporate Strategy, from January 2001 until February 2003. From October 1997 until December 2000, he served as the Director of Strategic Planning for Brunswick Corporation.

        Peter A. Lund, age 64, has been a director of Crown Media Holdings since May 2000. He also serves as Chairman and director of Eos International, Inc., a direct marketing holding company, and is a member of the board of directors of DirecTV Group, Inc. and Emmis Communications Corporation. He is also a Trustee of the University of St. Thomas in St. Paul, Minnesota.

        John P. Mascotte, age 65, has been a director of Crown Media Holdings since May 2000. Mr. Mascotte is a member of the board of directors of Hallmark Cards and also a member of the board of directors of Wyeth Inc., Generali Life Reassurance U.S.A. and Labone Inc. He was the President and Chief Executive Officer of Blue Cross and Blue Shield of Kansas City, Inc. from July 1997 to June 2001.

        Deanne R. Stedem, age 42, has been a director of Crown Media Holdings since March 2003. She has been Assistant General Counsel for Hallmark Cards since 1998. She served as Senior Attorney for Hallmark Cards from 1989 until 1998.

        Mr. David E. Hall and Mr. Donald J. Hall, Jr. are brothers. Mr. Hockaday is Mr. David E. Hall's father-in-law. There are no other family relationships among the executive officers or directors of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES

PROPOSAL 2

RATIFICATION OF AMENDMENT TO
AMENDED AND RESTATED CROWN MEDIA HOLDINGS, INC.
2000 LONG TERM INCENTIVE PLAN

Amendment to the Amended and Restated Crown Media Holdings 2000 Long Term Incentive Plan

        On June 15, 2005, the Compensation Committee adopted and approved an amendment to the Amended and Restated Crown Media Holdings 2000 Long Term Incentive Plan (the "Plan"). The amendment provides for the issuance of "other stock-based awards" to non-employee directors by revising Sections 4 and 9 of the Plan. A non-employee director is an individual who is a director and is not an employee of Crown Media Holdings, any of its subsidiaries or any affiliates of Crown Media Holdings (including Hallmark Cards). Previously non-employee directors were eligible under the Plan to receive non-qualified stock options and to defer the payment of fees into a share account using deferred stock units. Other stock-based awards are those that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock. Non-employee directors will continue not to be eligible for incentive stock options, stock appreciation rights, restricted stock and performance units.

        A copy of the Plan, as amended, is attached as Appendix A to this proxy statement.

Summary of the Plan

        The following summary describes the principal provisions of our Amended and Restated 2000 Long Term Incentive Plan (the "Plan") and is qualified entirely by reference to the Plan.

General

        The Plan is designed to promote our success and enhance our value by linking the interests of our officers, employees and directors to those of our stockholders and by providing participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility in its ability to motivate, attract and retain employees upon whose judgment, interest and special efforts our business is largely dependent. Our officers, employees and directors, including non-employee directors, and the officers, employees and directors of our subsidiaries and affiliates, and certain consultants are eligible to participate in the Plan. The Plan is intended to remain in effect until 2010. As of June 1, 2005, the approximate number of employees who are entitled to participate is 190 and the number of non-employee directors entitled to participate is seven.

        The Plan is administered by the Compensation Committee of our Board and, in the case of non-employee directors, by the Board. The Plan provides for the grant to officers, employees (including employees of Crown Media Holdings, its subsidiaries and its affiliates and directors who are such employees) of non-qualified and incentive options to purchase shares of our Class A Common Stock, restricted stock units ("RSUs") and other types of equity-based and cash-based awards. Non-employee directors are only eligible to receive the awards described in the discussion of the amendments above. A maximum of 10 million shares of Class A Common Stock are available for issuance pursuant to the exercise of options granted under the Plan. No more than one million of these shares may be used for grants of restricted stock and no more than five million of these shares may be used for grants of incentive stock options. The value of the Class A Common Stock underlying the rights to be granted under the Plan was $9.90 per share, as of June 1, 2005.

Options

        Options granted under the Plan have a term of not more than 10 years. The Plan currently provides that, unless otherwise determined by the Compensation Committee or, with respect to non-employee directors, the Board, any options granted vest ratably on each of the first five anniversaries after the grant date. The Board has determined that the vesting schedule of options issued under the Plan to date will be equal annual installments over four years.

        The Compensation Committee, in accordance with the Plan, determines the option exercise price per share, but in no event is it to be less than the fair market value of the Class A Common Stock on the date of grant. A participant exercising an option may pay the exercise price in cash. If approved by our Compensation Committee, a participant may pay the exercise price with previously acquired shares of Class A Common Stock either purchased on the open market or held for six months or longer, or in a combination of cash and stock. Our Compensation Committee, in its discretion, may allow broker-assisted cashless exercises of options.

        Options are generally nontransferable other than by will or the laws of descent and distribution. At the discretion of our Compensation Committee, non-qualified options may be transferable by gift to members of the holder's immediate family. The gift may be made directly or indirectly or by means of a trust or partnership or limited liability company and, during the participant's lifetime, may be exercised only by the participant, a permitted transferee, a guardian or a legal representative.

Restricted Stock

        Restricted stock may be granted to a participant without the payment of a purchase price. Restricted stock may be granted subject to performance or service-based goals upon which restrictions will lapse. If a participant fails to satisfy any applicable restriction (including vesting requirements) on the restricted stock, the restricted stock will be forfeited to the Company in return for no consideration or such consideration as specified in the applicable award agreement. Restricted stock constitutes issued and outstanding shares of common stock for all corporate purposes. The participant will have the right to vote the restricted stock, to receive and retain all regular cash dividends and such other distributions as the Board may, in its discretion, pay on the common stock, and to exercise all other rights, powers and privileges of a holder of common stock.

Restricted Stock Units

        In 2003, Crown Media Holdings, Inc. began issuing, under the category of other stock awards, restricted stock units. As issued to date under restricted stock agreements, a restricted stock unit represents an obligation of the Company to deliver to the participant, on a specified vesting date, either (i) a specific number of shares of common stock or (ii) cash in an amount equal to the number of shares of common stock corresponding to such RSUs multiplied by the average of the fair market value of the common stock for the 14 business days immediately preceding the vesting date. Crown Media Holdings determines whether RSUs are settled in cash or common stock. Any award of restricted stock or an RSU will be fully vested or will vest in accordance with a vesting schedule provided in the agreement for that award as determined by the Plan administrator.

Other Awards

        A SAR permits a participant to receive cash or shares of Class A Common Stock, or a combination thereof, as determined by our Board or our Compensation Committee. They may grant freestanding SARs or SARs in connection with options. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the SAR exercise price, multiplied by the number of shares with respect to which the SAR is exercised. Performance units may be granted subject to performance goals and/or service-based restrictions, and are payable in cash or shares of Class A Common Stock or a combination as determined by our Board or our Compensation Committee. We may also grant other awards of Class A Common Stock and other stock-based awards, including dividend equivalents. Under deferred stock units, non-employee directors may defer all or a portion of their fees into a deferred share account which will also accrue additional shares to reflect dividends that would have been paid on the shares credited to the share account. Non-employee directors receive a number of shares of Class A Common Stock equal to the number of shares in the non-employee director's share account, plus cash for fractional shares.

Change in Control

        In the event of a change in control, any option or SAR that is not then exercisable or vested shall become exercisable and vested, restrictions on restricted stock will lapse, and performance units will be deemed earned at targeted performance levels and paid on a pro rata basis for the portion of the related performance period that has elapsed as of the date of the change in control. Under the current form of agreements, restricted stock units also vest upon a change in control. Change in control generally means:

  •
  the acquisition of at least 20% of our outstanding Common Stock or voting power unless, after the acquisition, Hallmark Entertainment owns, directly or indirectly, at least 50% of our outstanding voting power;

  •
  a change in the majority of the members of the Board, unless approved by the incumbent directors;

  •
  the completion of a merger, reorganization, consolidation or sale of assets involving Crown Media Holdings in which our stockholders do not retain more than 50% of the voting power of the resulting entity, or pursuant to which certain other events constituting a change in control occur; or

  •
  approval by our stockholders of a liquidation or dissolution.

Amendments to the Plan

        Our Board may at any time amend or terminate the Plan and may amend the terms of any outstanding option or other award, except that no termination or amendment may impair the rights of the participants as they relate to outstanding options or awards. However, no such amendment will be made without the approval of our stockholders to the extent such approval is required by law or the rules of the Nasdaq National Market or any stock exchange or national securities association trading system or authorized quotation system on which the Class A Common Stock may be listed, traded or quoted.

U.S. Federal Income Tax Consequences

  Stock Options

        The grant of an option creates no tax consequences for the participant or us. Upon exercising an option, other than an incentive stock option, the participant will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise, and we generally will be entitled to a tax deduction for the same amount. A participant generally will not recognize taxable income upon exercising an incentive stock option, and we will not be entitled to any tax deduction with respect to an incentive stock option, if the participant holds the shares for the applicable periods specified in the Internal Revenue Code.

  Restricted Stock

        A participant who receives an award of restricted stock will realize ordinary income (on a per share basis) at the time any restrictions lapse equal to the difference between the fair market value of the common stock at the time such restrictions lapse and the amount (if any) paid for the stock. Alternatively, under Section 83 of the Internal Revenue Code, the participant may elect to accelerate the tax event and realize ordinary income (on a per share basis) equal to the difference between the purchase price (if any) of the common stock and the fair market value of the common stock on the date of grant upon the receipt of an award of restricted stock. When the participant recognizes ordinary income, the Company will be able to deduct an amount equal to the ordinary income recognized by the participant.

  Restricted Stock Units

        A participant who is granted an RSU will generally not recognize any income upon the grant of the award. The participant will generally recognize as ordinary income an amount equal to the fair market value of any shares transferred to the participant upon the vesting of such award. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, so long as the amount constitutes reasonable compensation.

  Stock Appreciation Rights

        Upon the exercise of any SAR, the value of any stock received will constitute ordinary income to the participant equal to the fair market value of the shares transferred to a participant upon the exercise. The Company will ordinarily be entitled to a deduction in the same amount and at the same time, so long as the amount constitutes reasonable compensation.

  Section 409A

        Section 409A, a new section added to the Code in 2004, makes significant changes to the tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty. Certain types of equity-based compensation are exempt from Section 409A. The Company intends to operate the Plan so that all grants under the Plan are exempt from Section 409A.

Options and RSUs Granted under the Plan

        As of June 6, 2005, options to purchase a total of 1,316,057 shares of Class A Common Stock and 1,279,176 RSUs have been issued under the Plan. No other grants have been awarded under the Plan. The following table sets forth certain information with respect to options and RSUs granted under the Plan and currently outstanding as of June 6, 2005:

Name and Position	Options/ Underlying Shares	Restricted Stock Units
David J. Evans—President and Chief Executive Officer	0	474,028
Paul A. FitzPatrick—Executive Vice President & Chief Operating Officer	0	77,333
Russel H. Givens, Jr.—President & Chief Executive Officers of Crown Media International, LLC*	0	0
Jeffrey Henry—Chief Executive & Managing Directors, Europe, Middle East & Africa, of Crown Media International, LLC*	0	0
Chris R. Moseley—Executive Vice President and Chief Marketing Officer	0	74,667
All current executive officers as a group (7 persons)	200,000	908,515
All current directors who are not executive officers as a group (14 persons)	60,858	0
All employees, including all current officers who are not executive officers as a group (212 persons)	1,316,057	1,279,176

*
Mr. Givens' and Mr. Henry's employment with the Company terminated effective April 26, 2005 upon sale of the Company's international business and their RSUs were settled shortly after termination of employment.

        Under the current compensation arrangement for non-employee directors, the Company will grant under the amended Plan RSUs valued at $40,000 on an annual basis. Additionally, the Company will grant RSUs to its non-employee directors as a catch up for $80,000 in incentive compensation which the directors were entitled to, but did not receive in 2003 and 2004. The RSUs would vest in equal one-third installments over three years. In the case of the retroactive grants, the vesting would be measured from the dates in May 2003 and May 2004 respectively, which were the dates on which the

RSUs were granted to Crown employees. The Company determines whether the RSUs are settled in cash or common stock at each vesting date.

Other Equity Compensation Plan Information

        The following table provides, as of December 31, 2004, information for our only equity compensation plan, which is the Amended and Restated 2000 Long Term Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,358,896	$10.71	5,899,479
Equity compensation plans not approved by security holders	0	n/a	n/a

Total	1,358,896	$10.71	5,899,479

Ratification of Amendment to the Plan

        The affirmative vote of the holders of a majority of the voting power represented by the shares of Class A and Class B Common Stock, voting together as a single class, represented in person or by proxy and entitled to vote at the meeting, is necessary to ratify the amendment to the Plan. Unless otherwise instructed, properly executed proxies, which are returned in a timely manner, will be voted in favor of ratification of the amendment to the Plan.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE AMENDED AND RESTATED CROWN MEDIA HOLDINGS, INC.
2000 LONG TERM INCENTIVE PLAN

BOARD INFORMATION

Structure

        Our Board consists of 15 directors. All of the current members are nominees for re-election. Directors are elected annually. Our Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Finance Committee. The membership, duties and responsibilities of each of these committees are described below and the reports of the Audit Committee and the Compensation Committee to our stockholders are set forth below.

        Nominations to our Board are governed by our bylaws and the Stockholders Agreement by and among the Company, HEIC, VISN, and Hughes Electronics Corporation ("Hughes") (as transferor of DirecTV Enterprises, Inc.). The Stockholders Agreement provides that the Board will consist of not less than 15 directors, with twelve nominated by HEIC, one nominated by VISN and two independent directors (who may not be officers, employees or directors of any of the parties to the Stockholders Agreement or their affiliates) to be nominated by the Board. In addition, pursuant to a separate stockholders agreement which concerns HEIC and to which the Company is not a party, HEIC granted Liberty and J.P. Morgan Partners each the right to designate one of our directors as part of HEIC's twelve nominees. The right of any party to nominate a director pursuant to the Stockholders Agreement will terminate on the later of (1) the party owning less than 5% of our common stock then outstanding, or (2) the party ceasing to own at least 75% of the amount of our common stock that the party (or predecessor holder) owned immediately following completion of our initial public offering on May 9, 2000 ("IPO"). See "Certain Relationships and Related Transactions."

Meetings

        In 2004, the Board held a total of four meetings, and took action three times by unanimous written consent. All of our directors attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which such director served during 2004.

Committees

  Audit Committee

        The Audit Committee held five meetings in 2004. The members of the Audit Committee are Messrs. Mascotte, Chairman, Chavkin and Lund, each of whom are believed by the Board to be independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards for the Nasdaq National Market ("Nasdaq Listing Standards"). The Board has determined that each of the members of the Audit Committee is financially literate in accordance with the Nasdaq Listing Standards. The Board has also determined that Mr. Mascotte qualifies as an audit committee financial expert, as defined under Securities and Exchange Commission (the "Commission") rules. Under the revised Audit Committee Charter, the primary authority and responsibilities of the Audit Committee are to:

  •
  oversee the Company's financial reporting processes;

  •
  provide oversight relating to the Company's internal control over financial reporting and internal audit process and activities;

  •
  review and approve related party transactions;

  •
  prepare the report required by the Commission to be included in the Company's annual proxy statement;

  •
  be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and ensure compliance with independence requirements for auditors;

  •
  pre-approve of all audit and non-audit services; and

  •
  establish and oversee the Company's whistleblower policy regarding submission of reports of questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

  Compensation Committee

        The Compensation Committee held three meetings and took action three times by unanimous written consent in 2004. The Compensation Committee's functions are to review and approve annual salaries, bonuses, employment contracts, and grants of stock options or other stock-based awards, if any, for all executive officers and key members of our management staff. The Compensation Committee also reviews and approves the terms and conditions of all employee benefit plans or changes to the plans. Additionally, the Compensation Committee reviews and approves director compensation. The members of the Compensation Committee are Messrs. Chavkin, Chairman, Bane, Druten and David E. Hall. None of the members of the Compensation Committee are employees of the Company. See "Compensation Committee Interlocks and Insider Participation" and "Board and Compensation Committee Report on Executive Compensation."

  Nominating Committee

        The Nominating Committee met once in 2004. The Nominating Committee does not have a charter. The members of the Nominating Committee are Messrs. Lund, Chairman, Bane, Gardner and Halmi, and Mr. Lund is an independent director as defined in Rule 4200(a)(15) of the Nasdaq Listing Standards. The Nominating Committee's functions are to consider candidates to serve as members of the Board of Directors and to nominate qualified persons for election at the annual meeting of stockholders.

        Subject to the Second Amended and Restated Stockholders Agreement, dated August 20, 2001, the Nominating Committee identifies director candidates primarily by considering recommendations made by directors and management. The Nominating Committee may also retain third parties to identify and evaluate director candidates. When evaluating director candidates, the Nominating Committee considers a number of factors, such as the candidate's background, skills, judgment, diversity and experience with companies of comparable business and size. The Nominating Committee also considers the candidate's experience in relation to the experience of other Board members, the candidate's independence or lack of independence, and the candidate's qualifications for committee membership. The Nominating Committee does not assign any particular weight or priority to any of these factors and considers each director candidate in the context of the current needs of the Board as a whole.

        The Nominating Committee will consider nominees recommended by stockholders who follow the procedures set forth in the Company's bylaws. For more information, see "Submission of Stockholder Proposals" below. Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party. Therefore, the Board has not deemed it necessary to adopt a policy regarding consideration of candidates recommended by stockholders.

Controlled Company Exemption

        HEIC holds Class A Common Stock and all of the Class B Common Stock, representing approximately 95.8% of the voting power of the Company. Therefore, the Board has determined that the Company is a "controlled company", as that term is defined under Rule 4350(c)(5) of the Nasdaq Listing Standards. Consequently, the Company is exempt from independent director requirements of Rule 4350(c) of the Nasdaq Listing Standards, except for the requirements under subsection (2) thereof pertaining to executive sessions of independent directors, with which the Company has been complying.

Code of Business Conduct and Ethics

        The Company has a Code of Business Conduct and Ethics that reflects long-standing positions of the Company and contains additional provisions. The Code applies to all employees, including executive officers, and to directors. A shareholder can request a free copy of the Code of Business Conduct and Ethics by writing to the General Counsel at 12700 Ventura Boulevard, Studio City, California 91604.

Communicating with the Board of Directors

        Any shareholder who wishes to contact a member of the Board of Directors of Crown Media Holdings may do so by sending an email to "directors@hallmarkchannel.com". Alternatively, a shareholder may contact directors by writing to the following address: Board of Directors, c/o Corporate Secretary, Crown Media Holdings, Inc., 12700 Ventura Boulevard, Studio City, California 91604. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, the Corporate Secretary will forward them to the Chairman of the Audit Committee for review.

        As an alternative, any shareholder can contact a member of our Board of Directors through "Crown Media Ethics Compliance Hotline". This hotline is administered by "The Network", a company independent of Crown Media Holdings, and provides a means of anonymously reporting auditing, financial, ethical or other issues which the shareholder may feel need to be brought to the Board's attention. Any reports received through The Network will be distributed to the Company's Audit Committee. The hotline number is 1-800-536-6751.

        While the Company has no policy on directors attending the annual meeting, members of the Board are encouraged to attend the annual meetings of the Company's stockholders. All of the then-serving directors, except two, attended the 2004 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of June 1, 2005, with respect to beneficial ownership of our Class A Common Stock and Class B Common Stock, by each of the Named Executive Officer (defined below), each director, each holder of more than 5% of either Class A or Class B Common Stock, and all current directors and executive officers as a group.

        Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them. The percentage of beneficial ownership is based on 73,869,881 shares of our Class A Common Stock and 30,670,422 shares of our Class B Common Stock outstanding as of June 1, 2005.

Amount and Nature of Beneficial Ownership(1)

	Class A Common Stock	Percent of Class	Class B Common Stock	Percent of Class	% Total Voting Power
Name and Address of Beneficial Owner 5% Stockholders:
Hallmark Entertainment Investments Co.(2)(3) 2501 McGee Street, Kansas City, MO 64108	58,077,970	78.6%	30,670,422	100%	95.8%
Liberty Media Corporation(4)(3) 9197 South Peoria Street, Englewood, CO 80112	58,077,970	78.6%	30,670,422	100%	95.8%
National Interfaith Cable Coalition, Inc.(3)(13) 810 12th Avenue South, Nashville, TN 37203	58,077,970	78.6%	30,670,422	100%	95.8%
J.P. Morgan Partners (BHCA), L.P.(5)(3)(14) 390 Madison Avenue, New York, NY 10017	58,077,970	78.6%	30,670,422	100%	95.8%
Hughes Electronics Corporation(6) 200 North Sepulveda Boulevard, El Segundo, CA 90245	5,360,202	7.3%	—	—	1.4%
Directors and Named Executive Officers:
Robert A. Halmi, Jr.(7)	30,000	*	—	—	*
David J. Evans	84,700	*	—	—	*
Wilford V. Bane, Jr.(8)	13,165	*	—	—	*
Arnold L. Chavkin(5)(3)	58,077,970	78.6%	30,670,422	100%	95.8%
Glenn Curtis	0	*	—	—	*
Robert J. Druten	18,500	*	—	—	*
Paul A. FitzPatrick	0	*	—	—	*
Brian E. Gardner	0	*	—	—	*
Russel H. Givens, Jr.	1,500	*	—	—	*
Herbert A. Granath	0	*	—	—	*
David E. Hall	2,500	*	—	—	*
Donald J. Hall, Jr.(9)	58,080,470	78.6%	30,670,422	100%	95.8%
Jeffrey Henry	0	*	—	—	*
Irvine O. Hockaday, Jr.(10)	39,770	*	—	—	*
Anil Jagtiani	8,000	*	—	—	*
Peter A. Lund(8)	13,165	*	—	—	*
John P. Mascotte(8)(12)	77,865	*	—	—	*
Chris R. Moseley	0	*	—	—	*
Deanne R. Stedem	1,000	*	—	—	*
All directors and executive officers as a group (23 persons)(9)(5)(11)	58,542,485	79.0%	30,670,422	100%	95.8%

*
The percentage of shares or voting power beneficially owned does not exceed 1% of the class.

(1)
Pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days from June 1, 2005. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which the person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of June 1, 2005 by the person indicated and shares underlying options owned by such person on June 1, 2005 that were exercisable within 60 days of that date. Percentage of total voting power is based on votes of outstanding shares.

(2)
Based on a Schedule 13D/A filed on December 29, 2003 jointly by Hallmark Cards, HEIC and Hallmark Entertainment Holdings, who as of that date shared voting and dispositive power with respect to 30,670,422 shares of Class B Common Stock, which are convertible at the option of the holder into an equivalent number of shares of Class A Common Stock, and 53,215,080 shares of Class A Common Stock. Does not include, under the column headed "Class A Common Stock," the number of shares of Class A Common Stock that HEIC would hold if it converted all of its shares of Class B Common Stock into shares of Class A Common Stock, which, if so converted, together with its shares of Class A Common Stock would equal approximately 80% of the total outstanding Class A Common Stock. HEIC is a majority owned subsidiary of Hallmark Entertainment Holdings and Hallmark Entertainment Holdings is a wholly-owned subsidiary of Hallmark Cards.

(3)
On March 11, 2003, Hallmark Entertainment Holdings, Liberty and J.P. Morgan Partners contributed 100% of their Company shares in return for HEIC shares representing the following percentage interest in HEIC: Hallmark Entertainment Holdings, 83.4%; Liberty, 11.2%; and J.P. Morgan Partners, 4.6%. In addition, VISN contributed 10% of its Company shares in return for HEIC shares representing an 0.8% interest in HEIC. Each of the HEIC stockholders entered into the stockholders agreement concerning HEIC and Crown shares. As a result, each of the above parties may be deemed to beneficially own Company shares held by HEIC described in note (2) above. The total number of shares shown as beneficially owned by HEIC includes 4,849,725 shares of Class A Common Stock beneficially owned by VISN and 13,165 shares beneficially owned by JP Morgan Partners outside of HEIC because the parties to the HEIC stockholders agreement may be deemed to be acting as a group. Beneficial ownership of these 4,862,890 shares of Class A Common Stock has been disclaimed by the other HEIC stockholders. Each of Hallmark Entertainment Holdings, Liberty and J.P. Morgan Partners has the right to nominate directors to the HEIC Board; and VISN is entitled to designate a non-voting observer to HEIC's Board. In addition, Liberty and JP Morgan Partners each have the right to nominate directors to the Crown Media Holdings' Board. Under the HEIC stockholders agreement, Hallmark Entertainment Holdings directs the voting of Crown Media Holdings shares owned by HEIC. Pursuant to the HEIC stockholders agreement, HEIC may not sell, pledge, distribute or transfer its Crown Media Holdings common stock without the consent of Liberty and J.P. Morgan Partners, except for mergers and other combinations approved in accordance with the Crown Media Holdings stockholders agreement. This requirement terminates on the later of such date as each party (1) ceases to own beneficially at least 2.5% of the outstanding HEIC common stock and (2) ceases to own beneficially 75% of the HEIC stock owned by the party at March 11, 2003.

(4)
Based on a Schedule 13D/A filed on March 12, 2003 by Liberty.

(5)
Includes 13,165 shares of Class A Common Stock underlying options that are held by J.P. Morgan Partners, and which are vested or will vest within 60 days. Mr. Chavkin is: the Chief Investment Officer of J.P. Morgan Partners; one of the limited partners of JPMP Master Fund Manager, L.P.; the general partner of J.P. Morgan Partners; and an Executive Vice President of JPMP Capital Corp., which is the sole general partner of JPMP Master Fund Manager, L.P. Mr. Chavkin disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

(6)
Based on a Schedule 13G/A filed on February 13, 2004 by Hughes Electronics Corporation.

(7)
Consists of 30,000 shares of Class A Common Stock held in various family member trusts for which Mr. Halmi serves as trustee. Mr. Halmi disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

(8)
Consists of 13,165 shares of Class A Common Stock underlying options that are vested or will vest within 60 days.

(9)
Donald J. Hall, Jr., may also be deemed to be a beneficial owner of the shares beneficially owned by HEIC because Mr. Hall is a co-trustee of a voting trust which controls all of the voting securities of Hallmark Cards and he is Vice Chairman of the board of directors, Chief Executive Officer and President of Hallmark Cards. See note (2). Mr. Hall disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)
Includes 3,073 shares of Class A Common Stock underlying options that are vested or will vest within 60 days.

(11)
Includes 205,733 shares of Class A Common Stock underlying options that are vested or will vest within 60 days.

(12)
In addition, John P. Mascotte, may be deemed to be a beneficial owner of the shares beneficially owned by HEIC because Mr. Mascotte is a co-trustee of a voting trust which controls all of the voting securities of Hallmark Cards and a director of Hallmark Cards. See note (2). Mr. Mascotte disclaims beneficial ownership of such shares.

(13)
The National Interfaith Cable Coalition, Inc. is a not-for-profit coalition of faith groups. NICC is governed by a board of sixteen trustees appointed by the major faith groups who are members of NICC.

(14)
J.P. Morgan Partners (BHCA), L.P. is engaged in the venture capital and leveraged buyout business. The general partner of J.P. Morgan Partners (BHCA), L.P. is JPMP Master Fund Manager, L.P., and the general partner of JPMP Master Fund is JPMP Capital Corp. JPMP Capital Corp. is a wholly-owned subsidiary of J.P. Morgan Chase & Co. which is a publicly-held company engaged in the commercial banking business.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table summarizes the compensation paid by us, and any of our subsidiaries, for services performed for us, to our Chief Executive Officer and our four other most highly compensated executive officers serving at the end of 2004 (each, a "Named Executive Officer, collectively, the "Named Executive Officers").

						Long-Term Compensation Awards
		Annual Compensation
						Securities Underlying Options/SAR (#)(3)			Payout of Restricted Stock ($)
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Restricted Stock Awards($)(2)			All Other Compensation ($)
David J. Evans President and Chief Executive Officer	2004 2003 2002	1,265,625 1,117,500 1,028,076	845,741 952,625 900,000	1,040,750 4,506,833 0	(4) (7)	0 0 155,000	30,595 31,283 48,588	(5)	4,094,485 0 0	(6)
Chris R. Moseley Executive Vice President—Chief Marketing Officer	2004 2003 2002	674,089 614,539 572,885	150,000 180,000 210,000	543,000 465,260 0	(8) (11)	0 0 45,000	11,400 16,141 16,650	(9)	260,723 0 0	(10)
Jeffrey Henry(12) Chief Executive & Managing Director—Europe, Middle	2004 2003 2002	626,835 587,203 511,313	151,550 151,566 123,294	543,000 465,260 0	(8) (11)	0 0 215,000	61,025 60,002 59,263	(13)	276,741 0 0	(10)
Paul A. FitzPatrick Executive Vice President and Chief Operating Officer	2004 2003 2002	596,808 549,116 513,076	150,000 165,000 165,000	543,000 508,540 0	(8) (14)	0 0 45,000	0 774 774		284,927 0 0	(10)
Russel H. Givens, Jr.(15) President and Chief Executive Officer, Crown	2004 2003 2002	582,724 535,206 509,800	165,000 140,000 136,425	543,000 927,317 0	(8) (17)	0 0 100,000	16,326 16,331 19,479	(16)	519,653 0 0	(10)

(1)
Represents performance bonus under the terms of employment agreements with the Company. See "Executive Employment Arrangements".

(2)
On April 30, 2003, the Company filed with the Commission a Tender Offer Statement on Schedule TO, which was amended, and made an offer to its eligible employees, including the Named Executive Officers, to exchange all eligible options granted under the Amended and Restated Crown Media Holdings 2000 Long Term Incentive Plan (the "Plan") for restricted stock units ("RSUs") to be granted by the Company under the Plan. On May 29, 2003, the Company accepted for exchange stock options to purchase 5,126,732 shares of our Class A Common Stock, representing 94.8% of the options that were eligible to be tendered in the offer, and, in exchange, granted RSUs representing an aggregate of 2,050,693 shares of its Class A Common Stock. The RSUs will vest in equal one-third installments on each of the first, second and third anniversaries of the date of grant and are subject to forfeiture until certain restrictions, including continued employment, have lapsed. Each RSU represents the right to receive one share of the Company's Class A Common Stock or, in the Company's discretion, the cash equivalent to the value of one share of the Company's Class A Common Stock on the vesting date, if certain conditions are met. If any dividend is paid with respect to a share of Class A Common Stock while the RSUs are held, the Company shall pay to each holder at its discretion an amount in cash, Class A Common Stock or other property, in each case having a value equal to the dividend. Such amounts shall vest and be paid at the same time as the underlying RSUs are settled.

  As of June 6, 2005, the number and value (based on the closing market price of the Company's Class A Common Stock on June 1, 2005 (i.e., $9.90)) of the aggregated RSUs of each of the Named Executive Officers are as follows: 474,028 RSUs ($4,692,877) held by Mr. Evans; 74,667 RSUs ($739,203) held by Ms. Moseley; and, 77,333 RSUs ($765,597) held by Mr. FitzPatrick. The Company settled in cash all RSUs held by Mr. Givens and Mr. Henry as a part of their severance arrangements in connection with the sale of the Company's international business.

(3)
On May 29, 2003, each Named Executive Officer exchanged stock options granted in 2001 and 2002 and in any prior years for RSUs. Consequently, none of the Named Executive Officers hold any stock options. See Note 2.

(4)
Mr. Evans was issued 115,000 RSUs in 2004. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $9.05) by the number of RSUs issued.

(5)
Represents payment of 401(k) matching contributions of $6,500 and life insurance premium payments of $24,095.

(6)
In January 2005, the Company paid for the first installment of vested RSUs (granted in 2003 and 2004) in cash (see notes (2) and (4)) and this amount represents such cash payment.

(7)
Mr. Evans was issued 833,056 RSUs. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $5.41) by the number of RSUs issued.

(8)
Represents 60,000 RSUs issued in 2004. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $9.05) by the number of RSUs issued.

(9)
Represents car allowance.

(10)
On June 4, 2004, the Company paid for the first installment of vested RSUs (granted in 2003) in cash (see note (2)) and this amount represents such cash payment.

(11)
Represents 86,000 RSUs issued. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $5.41) by the number of RSUs issued.

(12)
Mr. Henry became an executive officer of the Company effective July 2004. Mr. Henry's employment with the Company terminated effective April 26, 2005 upon sale of the Company's international business. All compensation amounts have been converted from United Kingdom Pounds at the rate of £1.00=US$1.89.

(13)
Represents car allowance of $22,961 and payment of group pension plan contributions of $38,747.

(14)
Mr. FitzPatrick was issued 94,000 RSUs. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $5.41) by the number of RSUs issued.

(15)
Mr. Givens' employment with the Company terminated effective April 26, 2005 upon sale of the Company's international business.

(16)
Represents car allowance of $11,400 and payment of 401(k) matching contributions of $4,926.

(17)
Mr. Givens was issued 171,408 RSUs. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $5.41) by the number of RSUs issued.

Stock Options Awarded By Crown Media Holdings During 2004

        The Company did not award any stock options to the Named Executive Officers in 2004.

Option Exercises and Option Values in 2004

        None of the Named Executive Officers own any stock options.

Director Compensation

        We do not compensate directors who are employees of Hallmark Cards or its subsidiaries, or Mr. Evans who is an employee of the Company, for services as members of our Board or any of its committees. For all directors who are not employees of Hallmark Cards or its subsidiaries, we provided in 2004 a $28,000 annual retainer and an additional $1,000 per meeting fee for each extraordinary meeting or meeting in excess of the number of regularly scheduled meetings. All directors receive reimbursement of expenses incurred in connection with participation in Board meetings.

        On February 6, 2004, the Compensation Committee approved an increase in director compensation for non-employee directors. Effective fiscal year 2004, non-employee directors are compensated as follows: (i) an annual retainer of $28,000 and $1,000 per extraordinary meeting continues to be paid as described above; (ii) restricted stock units valued at $40,000 are granted annually; (iii) the chairman of the Audit Committee is paid $5,000 annually; and (iv) chairmen of each other committee is paid $3,000 annually.

Executive Employment Arrangements

  Employment Agreement with David J. Evans

        On September 18, 2001, the Company entered into an employment agreement with Mr. Evans that provides for his employment as its President and Chief Executive Officer. The term of this agreement is three years, but it may be extended by mutual consent. The agreement provides for an annual base salary of $1,000,000, $1,100,000 and $1,250,000, respectively, during each twelve-month period of the term of the agreement, commencing September 18, 2001. We will review in good faith Mr. Evans' salary annually for a possible increase based on performance and salary levels for comparable positions in comparable companies. Additionally, Mr. Evans is entitled to receive a performance bonus based on the level at which the Company achieves its revenue and EBITDA plan as adopted by the Board. If the Company achieves less than 70% of plan revenue and EBITDA, Mr. Evans is not entitled to any performance bonus. If the Company achieves certain specified levels of revenue and EBITDA above the 70% threshold, Mr. Evans is entitled to a bonus of up to 100% of his then salary rate. Under the agreement, we may also pay Mr. Evans an additional bonus if we determine it is appropriate. The agreement also provides that the Company grant to Mr. Evans options to purchase 1,000,000 shares of Class A Common Stock of the Company. This agreement was amended on May 28, 2004. The amendment extends the term of the agreement for an additional one year and provides for an annual base salary of $1,312,500 for such extended term.

        The employment agreement provides that if Mr. Evans' employment is terminated other than for cause or disability, or if Mr. Evans resigns for good reason, then he will be entitled to the amount of the base salary due through the end of the term of the agreement as if there had been no termination, all options granted under the agreement shall immediately vest and, except for any annual bonus that is due to Mr. Evans under the agreement, we will have no further obligations under the agreement. The term "good reason" includes, among other things, the employee's ceasing to be employed for any reason other than death or disability after a change of control of the Company.

        Under the employment agreement, Mr. Evans cannot compete with the Company during the term of his employment. Additionally, for the one-year period following his termination of employment for any reason, Mr. Evans may not employ any person who is working for the Company as an officer, policymaker or in a high-level creative, development or distribution position at the date of termination of Mr. Evan's employment.

  Employment Agreement with Chris R. Moseley

        On June 20, 2003, Crown Media Holdings entered into an employment agreement with Chris R. Moseley that provides for her employment as Executive Vice President—Worldwide Marketing. This agreement replaced the employment agreement dated July 5, 2000 between Ms. Moseley and Crown Media Holdings. The term of this agreement is three years, commencing on July 16, 2003, but may be extended by mutual consent. The agreement provides for an annual base salary of $660,000, $693,000 and $727,650, respectively, during each successive year during the term of the agreement. Ms. Moseley is entitled to receive at the end of each calendar year during the agreement a performance bonus of no less than 15% and no more than 50% of her then annual salary.

        The employment agreement provides that if Ms. Moseley's employment is terminated other than for cause, death or disability, then she will be entitled, in a lump sum, to the remaining salary payable for the balance of the term of the agreement, discounted at prime rates to present value at the time of payment. In addition, Ms. Moseley is under no obligation to mitigate against any such amounts paid.

        Ms. Moseley's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Evans' employment agreement and which are described above.

        This agreement was amended on May 24, 2004. The amendment changed Ms. Moseley's title to "Executive Vice President—Chief Marketing Officer" and her job description as a result of such change.

  Employment Agreement with Jeffrey Henry

        On March 12, 2004, Crown Media International, LLC entered into an employment agreement with Jeffrey Henry that that provided for his employment as Chief Executive & Managing Director—Europe, Middle East & Africa. The term of his employment agreement was three years, commencing on July 17, 2004, but could have been extended by mutual consent. The agreement provided for an annual base salary of £341,850 for the first year of the term, increasing by 5% or the UK Retail Prices Index, whichever was greater, during each subsequent year of the term of the agreement. Mr. Henry was also entitled to receive a bonus at the end of each calendar year of the term of the agreement of no less than 20% of his then salary rate. The employment agreement provided that if Mr. Henry's employment was terminated other than for cause, death or disability, then he would be entitled to the remaining salary amounts payable under the agreement for the balance of the term of the agreement. Mr. Henry's employment agreement contained identical non-compete and non-solicitation provisions to those contained in Mr. Evans' employment agreement and which are described above.

        The parties entered into a letter agreement on July 9, 2004 which supplement this agreement. Under the letter agreement, if the Company's international business is sold to a third party and Mr. Henry's agreement is assumed by the buyer but Mr. Henry does not wish to be employed by such buyer, Mr. Henry may terminate the agreement. Upon such termination, Mr. Henry is entitled to the present value of the remaining salary and bonus amounts payable under the agreement for the balance of the term of the agreement, which amounts will be offset by any amounts Mr. Henry may receive from a buyer in discharge or settlement of the agreement. Mr. Henry elected not to be employed by the buyer of the Company's international business, and his employment with the Company terminated effective April 26, 2005.

  Employment Agreement with Paul A. FitzPatrick

        On September 15, 2003, Crown Media Holdings entered into an employment agreement with Paul A. FitzPatrick that provides for his employment as Executive Vice President and Chief Operating Officer. This agreement replaced the employment agreement dated September 19, 2000 between Mr. FitzPatrick and Crown Media United States, LLC, a wholly-owned subsidiary of Crown Media Holdings. The term of his employment agreement is three years, commencing on September 25, 2003, but may be extended by mutual consent. The agreement provides for an annual base salary of $590,000 for the first year of the term, increasing by 5% or the Consumer Price Index, whichever is greater, during each subsequent year of the term of the agreement. Mr. FitzPatrick is also entitled to receive a bonus at the end of each calendar year of the term of the agreement of up to 20% of his then salary rate, 30% of which bonus is discretionary and 70% of which is subject to Crown Media Holdings reaching certain levels of revenue and EBITDA. Additional bonus amounts may awarded in the discretion of the Company.

        The employment agreement provides that if Mr. FitzPatrick's employment is terminated other than for cause, death or disability, then he will be entitled to the remaining salary amounts payable under the agreement for the balance of the term of the agreement.

        Mr. FitzPatrick's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Evans' employment agreement and which are described above.

  Employment Agreement with Russel H. Givens, Jr.

        On December 20, 2001, Crown Media International entered into an employment agreement with Russel H. Givens, Jr. that provided for his employment as President and Chief Executive Officer of that company. The term was for three years commencing on January 1, 2002, but could have been extended by mutual consent. The agreement provided for an annual base salary of $510,000 during the first year of the term, increasing by 7% or the Consumer Price Index, whichever was greater, during each subsequent year of the term of the agreement. Mr. Givens was also entitled to receive a bonus at the end of each calendar year of the term of the agreement of up to 20% of his then salary rate, 30% of which bonus is discretionary and 70% of which was subject to Crown Media International reaching certain levels of revenue and EBITDA. Additional bonus amounts could be awarded in the discretion of the Company. This employment agreement was amended on April 2, 2004. The amendment extended the term of the agreement for an additional two years and provided for an annual base salary of $613,094 for the fourth year of the term and $643,749 for the fifth year of the term. Additionally, the amendment provided that, if in any of 2004, 2005 or 2006 all or substantially all assets of Crown Media International, LLC are acquired by a third party or Crown Media International, LLC is no longer operated in its current form, which makes Mr. Givens' performance benchmarks in the employment agreement undeterminable, the bonus payable to Mr. Givens under the agreement will be no less than 20% of his then current salary.

        The employment agreement provided that if Mr. Givens' employment is terminated other than for cause, death or disability, then he will be entitled to the remaining base salary amounts payable under the agreement for the balance of the term of the agreement.

        Mr. Givens' employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Evans' employment agreement and which are described above.

        Mr. Givens' employment with the Company terminated effective April 26, 2005 upon sale of the Company's international business.

Compensation Committee Interlocks And Insider Participation

        During 2004, none of our executive officers served on the board or compensation committee of another company which had one of its executive officers serve as one of our directors or a member of our Compensation Committee. Of our executive officers, only Mr. Evans and David Kenin serve as members of a compensation committee or other board committee performing similar functions of any other entity. Mr. Evans serves on the compensation committee of British Sky Broadcasting PLC and Mr. Kenin serves on the compensation committee of World Wrestling Entertainment. Mr. Chavkin, a member of our Compensation Committee, is the Chief Investment Officer of JP Morgan Partners, LLC which is a 100% owned subsidiary of JP Morgan Chase & Co. JP Morgan Chase Bank, another wholly-owned subsidiary of JP Morgan Chase & Co., is a lead bank for the bank credit facility of Crown Media Holdings and serves in certain other roles as described in "Certain Relationships and Related Transactions" below.

Board and Compensation Committee Report on Executive Compensation

  Generally

        The Company's compensation packages are designed to enable it to recruit, retain and motivate a talented and diverse group of executives. These compensation packages are comprised of base salary, annual cash bonus awards and awards granted under our Amended and Restated 2000 Long Term Incentive Plan.

  Executive Compensation Philosophy

        The Company's executive compensation programs are designed to provide executives with strong performance incentives. Key elements of the incentive compensation programs are the annual individual performance-based incentive bonus, which is awarded in recognition of individual and Company performance each year, and awards granted under our Amended and Restated 2000 Long Term Incentive Plan.

        Salary Determinations.    Salary ranges for the Chief Executive Officer and other executives are based on an individual's experience and prior performance, as well as the Company's operating performance and the attainment of planned financial and strategic initiatives. In addition, the Committee reviews compensation levels of similarly situated executives at comparable public companies when determining the target range of salary payable to certain executive officers. Annual salaries for Mr. Evans, Mr. FitzPatrick and Ms. Moseley are subject to the provisions of their respective employment agreements described under the heading "—Executive Employment Arrangements" and the annual salaries of Mr. Henry and Mr. Givens in 2004 were also subject to their employment agreements. In determining their salaries, and salaries for other executive officers and senior management, the Compensation Committee, or the Board for compensation decisions made prior to 2001 and for the compensation decisions made with respect to our Chief Executive Officer for his employment agreement during 2001, subjectively evaluated the experience, performance and attainment of initiatives, and no particular weight was given to any particular factor.

        Bonus Determinations.    The Company pays annual incentive bonuses in February or March of the year following the performance year. In addition, the Compensation Committee may, in its sole discretion, approve signing and discretionary bonuses for executive officers. Each of our executive officers is entitled to a performance bonus equal to a certain percentage of salary based upon, generally, the attainment of the Company, or its subsidiaries if relevant, of certain pre-determined revenue and EBITDA targets. Annual bonus payments for Mr. Evans, Ms. Moseley, Mr. Henry, Mr. Fitzpatrick and Mr. Givens were in 2004 subject to the provisions of their respective employment agreements.

        Awards Granted Under Long Term Incentive Plan.    Under our Amended and Restated 2000 Long Term Incentive Plan, the Board and the Compensation Committee have the discretion to award our Chief Executive Officer, other executives, senior management and our employees stock options or other incentive awards. These awards, which are intended as incentives for future performance, combine with the executive's salary and performance bonus to form a total compensation package. In determining the awards to executives, the Compensation Committee analyzes awards made to similarly situated executives at comparable public companies and subjectively assesses each executive's performance during the year.

        Other Benefits.    All Company executives are also entitled, subject to meeting certain eligibility requirements, to participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans.

Chief Executive Officer Compensation

        The provisions of our Chief Executive Officer's employment agreement determined the salary payable to him during fiscal year 2004. The Board reviewed and approved a new employment agreement for Mr. Evans during 2001, which commenced in September 2001 and was amended in May 2004. In approving the compensation levels contained in Mr. Evan's employment, the Board reviewed the Company's achievements prior to that date under the leadership of Mr. Evans and the expected value to the Company that his continued leadership would bring. The Board then set his base salary for each 12 months during the term of his employment agreement in amounts that reflected the achievements and quality of the Company under his leadership.

        The Compensation Committee considered the bonus payable to Mr. Evans for the 2004 fiscal year. The Company did not meet certain revenue and EBITDA targets necessary for the payment of a 2004 "performance" bonus under Mr. Evans' employment agreement.. However, because of the factors involved in last year's performance, the Compensation Committee has approved a discretionary bonus to Mr. Evans of $845,741.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation paid to an individual to $1 million, subject to an exception for qualified "performance-based" compensation. The Company expects that the compensation paid to executive officers in the form of annual bonuses, other than a discretionary bonus to Mr. Evans, will qualify for income tax deductibility under Section 162(m) of the Internal Revenue Code. In 2004, the only executive officer to exceed the Section 162(m) deductibility limit was Mr. Evans. Mr. Evans' compensation is deductible (including the bonus which was approved by our stockholders at the 2002 annual meeting), except that $248,977 of his salary, $25,283 and the payment of any discretionary bonus of his other compensation are not deductible because of Section 162(m) mentioned above.

        This report is submitted by the members of the Compensation Committee and the members of the Board during the fiscal year 2004.

The Compensation Committee: Arnold L. Chavkin, Chairman Wilford V. Bane, Jr. Robert J. Druten David E. Hall

Performance Graph

        The following graph compares total stockholder return on our Class A Common Stock since May 9, 2000, the date of our IPO, through December 31, 2004, to the Nasdaq Composite Index and a Peer Group Index consisting of USA Networks, Inc., Paxson Communications Corporation and Viacom Inc. The graph assumes that $100 was invested in our stock at the initial offering price of $14 and that the same amount was invested in the Nasdaq Composite Index and the Peer Group Index. Historical results are not necessarily indicative of future performance.

        The closing sale price for our stock on May 9, 2000 was $14.00. Our closing stock price on December 31, 2004, the last trading day of our 2004 fiscal year, was $8.60.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all Securities and Exchange Commission stock ownership reports required to be filed by those reporting persons during 2004 were made timely, except that Form 3s of Mr. Gardner and Mr. Curtis were filed late and each of the executive officers filed a late Form 4 for the grant of restricted stock units in May, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following summary descriptions of agreements to which we are a party are qualified in their entirety by reference to the agreement to which each summary description relates, each of which we have filed with the SEC.

Agreements Concerning the Film Assets

        In connection with the acquisition of the film assets in 2001, we entered into the following agreements:

  Services Agreement with Hallmark Entertainment

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  Hallmark Entertainment will provide services related to the administration, distribution and other exploitation of the film assets, and we will pay Hallmark Entertainment approximately $1.5 million per year for the three-year term of the agreement. Either party may terminate the agreement after the first year upon 60 days written notice.

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  Hallmark Entertainment will use commercially reasonable efforts to maximize the licensing revenue from the film assets consistent with its past efforts for comparable products among the film library assets.

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  We have sole discretion to determine which of the purchased films will be licensed by Hallmark Entertainment to third parties, as well as the distribution territories, time periods and other licensing terms.

        This services agreement with Hallmark Entertainment will expire on December 31, 2006. Until a new services agreement is agreed to, the existing services agreement will remain in full force and effect.

  Registration Rights Agreement

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  We agreed to grant Hallmark Entertainment Distribution four demand registration rights and unlimited piggyback registration rights with respect to the shares of Class A common stock that were issued in the transaction.

Hallmark Program Agreements

        Crown Media United States.    Crown Media United States licenses programming from Hallmark Entertainment Distribution under an Amended and Restated Program License Agreement dated as of January 1, 2001, for distribution within the United States. Under this program agreement, Crown Media United States is required to license from Hallmark Entertainment Distribution, and Hallmark Entertainment Distribution is required to license to us, for the term of the agreement, ending on December 31, 2005, substantially all of the television motion pictures and miniseries Hallmark Entertainment Distribution owns or produces. Crown Media United States is not required to license more than 50 new pictures or miniseries per year and is not required to license any picture or miniseries if not produced, co-produced or financed by Hallmark Entertainment Distribution, unless Hallmark Entertainment Distribution acquired rights to the picture or miniseries prior to January 1, 2001. Crown Media United States has the right to telecast the programming it licenses under the program agreement through all forms of television, except on a pay-per-view basis. Under the program agreement, Crown Media United States generally licenses each movie or miniseries for a period of five years and has the right to telecast the movie or miniseries 30 times during that period. In addition, under the program agreement, Crown Media United States has the right to order, and Hallmark Entertainment Distribution is required to produce, four two-hour movies and one series during the term of the program agreement.

        The program agreement expires on December 31, 2005, but will be automatically extended for an additional three year term if at that time Hallmark Entertainment Distribution's parent company, Hallmark Entertainment, LLC, owns at least 35% of the Company. If Hallmark Entertainment, LLC ceases to own at least 35% of the Company, the term of the program agreement will end on the date two years after the date Hallmark Entertainment, LLC ceases to maintain its 35% ownership interest.

Under the program agreement, Hallmark Entertainment Distribution is not required to deliver a specific minimum number of programs.

        Crown Media United States pays license fees to Hallmark Entertainment Distribution in equal annual installments over the five-year period that it telecasts the movie or miniseries. The fees generally increase 5% per year. During the years ended December 31, 2003 and 2004, Crown Media United States paid Hallmark Entertainment Distribution $15.0 million and $5.0 million in fees, respectively, under the original program agreement dated as of November 13, 1998. As of December 31, 2003 and 2004, Crown Media United States had $78.9 million and $116.6 million in accrued and unpaid program license fees under the program agreement, respectively.

        Our officers and representatives of Hallmark Entertainment Distribution negotiated the terms of these programming agreements. These programming agreements were reviewed by the independent committee of the Board of Directors that considered the purchase of the Crown Film Library in 2001.

        Crown Media International.    Crown Media International licensed programming from Hallmark Entertainment Distribution for distribution on a country-by-country basis outside the United States and Canada, under an Amended and Restated Program License Agreement, dated as of January 1, 2001, between Crown Media International and Hallmark Entertainment Distribution. Other than as set forth below, the terms of the amended and restated program agreement were substantially the same as those described above in relation to the agreement between Hallmark Entertainment Distribution and Crown Media United States. Hallmark Entertainment Distribution had existing contractual relationships with distributors that precluded Crown Media International from obtaining programming under the program agreement in several territories in which it did not operate, the most significant of which is Germany. Hallmark Entertainment Distribution was expressly permitted to renew indefinitely its contracts with distributors in Germany, Italy and Spain and could renew contracts with other distributors to the extent the existing contracts afford the distributor renewal rights.

        Crown Media International had the right to distribute the programming it licenses under the program agreement through cable and satellite broadcast systems. However, it did not license programming for distribution on a pay-per-view basis. In addition, Crown Media International and Hallmark Entertainment Distribution had agreed to negotiate in good faith on a product-by-product basis for pay television license rights to programming not covered under the program agreement, including documentaries, series and specials.

        Under the program agreement Crown Media International generally licensed each movie or miniseries for a minimum of three time periods each of 18 months or 12 months duration, with each 18- or 12-month period separated by a period of one to three years depending on whether Hallmark Entertainment Distribution licenses the programming to a third party during the interim periods. The first 18- or 12-month time period began on the later of the date specified in the program agreement or the date Crown Media International launches in a country. The number of times we can telecast a movie or miniseries was determined by viewer preferences and industry practices on a country-by-country basis.

        Crown Media International paid license fees to Hallmark Entertainment Distribution on a country-by-country, program-by-program basis for each of the three time periods for which it licenses programming. The fees generally increased 5% per year and were payable in four equal installments for the first time period and six equal installments for subsequent time periods. During the year ended December 31, 2003, Crown Media International paid $15.0 million in fees under its original program agreement with Hallmark Entertainment Distribution, dated as of July 1, 1999. During the year ended December 31, 2004, Crown Media International did not make any payments under the agreement. As of December 31, 2003 and 2004, there were $11.7 million and $35.4 million in accrued and unpaid fees, respectively.

        Since the sale of the Company's international business has been finalized, the Company has no further obligations under this program agreement, except for payment of license fees for certain programming from Hallmark Entertainment Distribution which was within its exhibition window at the time of the sale.

Crown Media United States Amended and Restated Company Agreement

        In connection with an investment by Crown Media International in Crown Media United States on November 13, 1998, HEN Domestic Holdings, Inc., a wholly owned subsidiary of Crown Media International, and Vision Group, VISN Management Corporation ("VISN") and Henson Cable Networks, Inc. signed an amended and restated company agreement governing the operation of Crown Media United States. As of February 22, 2001, the parties agreed to certain amendments to the amended and restated company agreement, as more fully described below. The company agreement was negotiated at arm's length with the other party or parties to the agreement.

        VISN, a subsidiary of NICC, owns a $25.0 million preferred interest in Crown Media United States. Under the amended and restated company agreement, the members agreed that if during any year ending after January 1, 2005 and prior to December 31, 2009, Crown Media United States has net profits in excess of $10.0 million, and the preferred interest has not been redeemed, Crown Media United States will redeem the preferred interest in an amount equal to the lesser of:

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  such excess;

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  $5.0 million; or

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  the amount equal to the preferred liquidation preference on the date of redemption.

        The members also agreed that Crown Media United States will redeem the preferred interest at the preferred interest liquidation preference on the date of redemption of December 31, 2010.

        Under the amended and restated company agreement, Crown Media United States is required to make certain payments to NICC in relation to the provision of programming by NICC. Pursuant to the amendment adopted in 2001, Crown Media United States may be required to pay to NICC a total license fee comprised of:

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  $5.3 million per year, with CPI escalations, for two recurring programming blocks;

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  up to $10 million per year for production costs of an additional recurring "signature" series program block;

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  up to $600,000 per "non-dramatic" holiday special produced by NICC; and

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  $1 million per "dramatic" holiday special co-produced by NICC and Hallmark Entertainment.

        Pursuant to the February 2001 amendment, Crown Media United States may be required to broadcast up to 151/2 hours per week of "faith and values" programming and up to an additional 6 dramatic and non-dramatic holiday specials per year. Crown Media United States funds a portion of the production costs of this new programming as described above.

        The term of most of the obligations contained in the February 2001 amendment expire on March 26, 2006, but may be terminated earlier if NICC sells more than 50% of the Crown Media Holdings shares it owned on February 22, 2001. In addition, six months prior to the expiration of the agreement, Crown Media United States must negotiate in good faith with NICC regarding a continuation of the programming and funding commitment to NICC. If agreement is not reached and Crown Media United States does not continue the NICC programming and funding commitments at the same levels, NICC is entitled to compel Crown Media Holdings to buy all of NICC's Crown Media Holdings shares at their then-current market value no later than 60 days following the expiration of the amendment. Crown Media United States, however, can nullify this put by electing to continue the NICC programming and funding commitments at the same levels. During the years ended December 31, 2003 and 2004, Crown Media United States paid the National Interfaith Cable Coalition $10.2 million and $12.3 million, respectively, related to this agreement. Three million dollars of these amounts, in each of 2003 and 2004, have consisted of production advances which are recoupable from future NICC productions. Crown Media United States has agreed to extend a similar production advance of $3.0 million to NICC in 2005.

DIRECTV Affiliation Agreement

        On August 20, 2001, Crown Media United States entered into an Affiliation Agreement with DIRECTV, Inc., a wholly owned subsidiary of DIRECTV Enterprises, Inc. Pursuant to the Affiliation Agreement, DirecTV distributes the Hallmark Channel on the TOTAL CHOICE ® tier of its DBS distribution system in the United States and pay us license fees for such distribution. At the same time we entered into a Stock Purchase Agreement with DIRECTV Enterprises whereby we issued 5,360,202 shares of our Class A common stock, which shares were subsequently transferred to its parent company, Hughes Electronics Corporation. As of December 31, 2004, DIRECTV accounted for 11.9 million of our subscribers.

Hallmark Advertising

        Hallmark Cards purchased $1.4 million and $1.8 million of advertising on the Hallmark Channel in the United States at negotiated market rates, respectively, during the years ended December 31, 2003 and 2004.

Senior Unsecured Note to HC Crown

        On August 5, 2003, Crown Media Holdings repurchased all of the trust preferred securities of Crown Media Trust and related contingent appreciation certificates issued by the Company. Funds for this repurchase were obtained from the proceeds of a $400.0 million 10.25% senior unsecured note issued to HC Crown. After the payment of certain expenses for the issuance including a fee of $3.0 million to HC Crown, the Company used the balance of the proceeds of the senior unsecured note, amounting to approximately $67.3 million, to pay principal, interest, and prepayment penalties on its bank revolving credit loans. See Note 12 of our Notes to Consolidated Financial Statements in this Report for information on this senior unsecured note.

Hallmark Demand Notes and Line of Credit

        On December 14, 2001, the Company executed a promissory note in the amount of $75.0 million payable to HC Crown in replacement of the promissory note with HC Crown dated September 28, 2001. This note may be borrowed against or prepaid without penalty and has a final maturity date no later than December 21, 2007. The line of credit is subordinate to the bank credit facility and its availability may be reduced dollar for dollar in an amount equal to additional capital raised by Crown Media Holdings. The rate of interest under the line of credit is equal to LIBOR plus three percent, payable quarterly. HC Crown's obligation to make loans under this line of credit is supported by an irrevocable letter of credit from Credit Suisse First Boston. As of both December 31, 2003 and 2004, the Company had borrowed $75.0 million, respectively, under this note. Under this note, the Company is obligated to pay a commitment fee of 1.5% of the initial maximum amount of the note, which may be paid by issuing common stock valued at the average closing price of the common stock for the 15 trading days prior to the date the fee is due. The commitment fee is payable in arrears in four equal installments on the last business day of each calendar quarter during 2002. We issued 192,262 shares as payment for a portion of the commitment fee in the amount of $1.1 million. The line of credit was required by the credit facility.

Hallmark Agreements Related to Bank Credit Facility

        Hallmark Cards and Hallmark Entertainment entered into certain agreements in order to induce the bank syndicate to enter into the Company's credit facility. Hallmark Cards, Crown Media Holdings and the banks are parties to a subordination and support agreement dated August 31, 2001. Under the subordination and support agreement, the obligations of Crown Media Holdings to pay (a) any borrowings under the HC Crown line of credit, and (b) approximately $100.0 million in accounts payable to Hallmark Entertainment Distribution as provided by the purchase agreement for the film assets, are subordinated in right of payment to Crown Media Holdings' obligations under its credit facility. In the subordination and support agreement, Hallmark Cards also agrees to cause HC Crown to advance up to $75.0 million under the HC Crown line of credit to Crown Media Holdings (less the amount of any reduction on the HC Crown line of credit because of the application of net cash proceeds from issuing debt or equity as permitted by the bank credit agreement), to the extent necessary to enable Crown Media Holdings to meet its cash needs including the repayment of the bank loans, provided that Crown Media Holdings has borrowed the full amount then available under the credit facility. Further, Hallmark Cards agreed that the HC Crown line of credit will not be declared due and payable if any obligations to the banks remain outstanding.

        Under an amended and restated limited guarantee agreement and acknowledgement dated August 31, 2001, as amended and restated as of December 14, 2001, with the banks, Hallmark Cards guarantees up to a defined maximum amount Crown Media Holdings' performance of obligations under the bank credit agreement when due. The maximum amount is $75.0 million, less the aggregate principal amount outstanding under the HC Crown line of credit and less net cash proceeds from issuing debt or equity used to make payments on the HC Crown line of credit as permitted by the bank credit agreement.

        As of both December 31, 2003 and 2004, borrowings under the HC Crown line of credit were $75.0 million. Accrued interest on the note was $2.7 million and $6.1 million, respectively.

        Hallmark Cards, certain of its subsidiaries and other parties thereto entered into a Subordination and Support Agreement (the "Subordination Agreement"), pursuant to which Hallmark Cards agreed to loan Crown Media Holdings up to $75.0 million under a subordinated revolving credit line, which is the December 14, 2001, note mentioned above payable to HC Crown. The line of credit has a final maturity date no later than December 21, 2007. The line of credit is subordinate to both the bank facility and the units, and its availability may be reduced dollar for dollar in an amount equal to additional capital raised by Crown Media Holdings. In addition, until the termination of the Subordination Agreement, Hallmark Cards will agree to loan Crown Media Holdings an amount necessary to pay, when due, the $100.0 million in obligations owed to third parties by Hallmark Entertainment Distribution which were assumed by Crown Media Holdings in connection with its acquisition of the film assets. Lastly, Hallmark Entertainment Distribution agreed to subordinate approximately $60.2 million in obligations owed by subsidiaries of Crown Media Holdings to it pursuant to certain program license agreements.

        As of March 1, 2005, we entered into Amendment No. 8 to the agreement for our bank credit facility. This amendment extended the maturity date of the facility to May 31, 2006. Also Amendment No. 8 made a number of other significant changes to the bank credit facility including deletion of certain financial covenants, changes to other financial covenants, waivers of many covenants concerning 2004, and a reduction in the interest rates charged for loans under the credit facility. See discussion under "Bank Credit Facility and HC Crown Loans" of Item 7 above in this Report for information on the Company's paying to Hallmark Cards the amounts resulting from the reduced interest rate and reduced commitment fee provided in Amendment No. 8. Upon consummation of the sale of the Company's international business as contemplated by February 2005 agreements, the bank credit facility was reduced from a total of $320.0 million to a revolving credit of $220.0 million. However, the

Company may not borrow in excess of $180.0 million under that revolving line of credit unless Hallmark Cards concurs in the borrowing request.

        Pursuant to Amendment No. 8, Hallmark Cards has provided an irrevocable letter of credit issued to JPMorgan Chase Bank by Citibank, N.A. in the amount of $320.0 million, as credit support for our obligations under our credit facility. The support letter of credit was reduced to $220.0 million upon the consummation of the sale of our international business and the reduction of the aggregate outstanding credit exposure of our lenders to $220.0 million. Drawdowns under the letter of credit may be made for amounts due and payable under the credit facility and upon the occurrence of certain other events. Any proceeds received by JPMorgan Chase Bank from drawing under this support letter of credit will not be applied to repay our obligations, but will be used to purchase on the part of Hallmark Cards from the bank lenders subordinated participations in our obligations under our bank credit facility, junior in payment to the bank lenders under the bank credit facility. The support letter of credit automatically expires on May 31, 2006.

        The credit facility, as amended, contains a number of affirmative and negative covenants, including limitations on "Restricted Payments." Restricted Payments include any distribution on our equity; any redemption or other acquisition of our equity; and any payment to Hallmark Cards, Hallmark Entertainment or any of their affiliates. The credit agreement, however, permits Crown Media Holdings to pay Restricted Payments which are, among other things: (1) Payments to Hallmark Cards or an affiliate (i) in payment of a valid outstanding obligation or (ii) in an aggregate amount equal to the financial benefits received by us as a result of the reduction of interest charges under the bank credit facility in Amendment No. 8 plus any fees and costs incurred by Hallmark Cards in connection with the support letter of credit provided in accordance with Amendment No. 8; and (2) payments to Hallmark Entertainment Distribution pursuant to license agreements.

        In connection with Amendment No. 8, by a letter dated February 28, 2005, Hallmark Cards confirmed to us that neither Hallmark Cards nor any of its wholly-owned subsidiaries would demand payment from us on any of the following obligations until May 31, 2006, at the earliest:

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  $75.0 million note payable to HC Crown plus accrued interest thereon from time to time

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  $400.0 million note payable to HC Crown plus accrued interest thereon from time to time

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  $100.0 million payables to Hallmark Entertainment Holdings incurred in conjunction with the film library transaction in 2001

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  $156.0 million of license fees payable to Hallmark Entertainment Distribution Company

        Hallmark also stated its intent to re-evaluate the loan repayment schedule if all or substantially all of the assets of the Company were sold to a third party prior to May 31, 2006. Hallmark further stated that it would endeavor to make any new intercompany debt with us that arises between now and May, 2006 non-callable until May 31, 2006.

Real Property Lease

        In connection with our lease of office facilities at 6430 S. Fiddlers Green Circle, Greenwood Village, Colorado, which lease was assigned to the buyer of the international business effective April 26, 2005, Hallmark Entertainment signed a guaranty of lease obligations on June 1, 1998. Under the guaranty, Hallmark Entertainment agreed to guarantee full and timely performance of all of our obligations during our lease term. The lease was for 58,978 square feet and had a term of 10 years that ends in August 2008. The lease provided for a rate of $22.64 per square foot during the first year of the lease and would have increased annually to $27.08 per square foot in 2008. At the time of the sale of its international business, the Company subleased 25,247 square feet.

Stockholders Agreement and Registration Rights

  General

        We are a party to a stockholders agreement, amended and restated as of August 30, 2001, as amended with VISN, Hughes Electronics Corporation ("Hughes"), and Hallmark Entertainment Investments. The stockholders agreement provides that our Board will consist of not less than 15 directors, with 12 nominated by Hallmark Entertainment Investments, one nominated by VISN and two independent directors, who must not be officers, directors or employees of any of the parties or their affiliates, and who will be nominated by the Board. The rights of the parties to nominate a director will terminate on the later of (1) such party owning less than 5% of our common stock then outstanding or (2) such party ceasing to own at least 75% of the number of shares of our common stock held by them immediately after our initial public offering in May 2000. Hughes is entitled to appoint an observer to the board of directors of Crown Media Holdings until Hughes and its affiliates cease to own beneficially in the aggregate at least 75% of the shares of our common stock acquired by DirecTV, the predecessor holder of the shares now held by Hughes, in the August 2001 transaction.

        The stockholders agreement also provides that we will not enter into any material transaction, except for specified transactions, with any of the other parties or their affiliates involving an aggregate value of (1) $35.0 million or less, unless such transaction is approved by a majority of our independent directors and (2) more than $35.0 million, unless such transaction is approved by a majority of the members of our Board not nominated by the interested party.

        In addition, the stockholders agreement provides that, in the event that Hallmark Entertainment Investments proposes to transfer 20% or more of our outstanding common stock to an unaffiliated third party, each other party to the stockholders agreement will have the right to participate on the same terms in that transaction with respect to a proportionate number of such other party's shares, except for Hughes.

  Hallmark Entertainment Investments Co. Stockholders Agreement

        On March 11, 2003, Hallmark Entertainment Holdings contributed 100% of the Crown Media Holdings shares owned by it to Hallmark Entertainment Investments. Two of Crown Media Holdings investors, Liberty Crown, Inc. ("Liberty"), a subsidiary of Liberty Media, and J.P. Morgan, also contributed 100% of their Crown Media Holdings Shares to Hallmark Entertainment Investments and VISN contributed 10% of its Crown Media Holdings shares to Hallmark Entertainment Investments, all in return for Hallmark Entertainment Investments shares. Prior to the Hallmark Entertainment Investments transaction, J.P. Morgan and Liberty were parties to the Crown Media Holdings stockholders agreement described above. As a result of the Hallmark Entertainment Investments transaction, J.P. Morgan and Liberty no longer have any rights pursuant to such stockholders agreement. However, Hallmark Entertainment Investments has advised Crown Media Holdings that J.P. Morgan and Liberty will retain similar rights with respect to Crown Media Holdings pursuant to the Hallmark Entertainment Investments stockholders agreement dated March 11, 2003, among Hallmark Entertainment Investments, Hallmark Entertainment Holdings, Liberty, VISN, and J.P. Morgan, including the following:

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  Liberty and J.P. Morgan each have the right to designate one person as one of the directors to the Crown Media Holdings Board that Hallmark Entertainment Investments is entitled to nominate under the Crown Media Holdings stockholders agreement described above;

  •
  Hallmark Entertainment Investments will not permit Crown Media Holdings or its subsidiaries to enter into any material transaction, except for specified transactions, with any affiliates involving an aggregate value of (a) $35.0 million or less, unless such transaction is approved by a majority of Crown Media Holdings' independent directors and (b) more than $35.0 million, unless such transaction is approved by a majority of the members of Crown Media Holdings' Board not nominated by any affiliate of Hallmark Entertainment Holdings (provided that directors designated by Liberty and J.P. Morgan will not be treated as being nominated by any affiliate of Hallmark Entertainment Holdings);

  •
  registration rights as provided for minority stockholders in the Crown Media Holdings stockholders agreement;

  •
  Hallmark Entertainment Investments may not take certain actions as specified in the Hallmark Entertainment Investments stockholder agreement without the consent of J.P. Morgan and Liberty; and

  •
  if Hallmark Entertainment Holdings proposes to transfer 20% or more of Hallmark Entertainment Investments common stock to an unaffiliated third party, each of J.P. Morgan, Liberty and VISN will have the right to participate on the same terms in the transaction on a proportional basis.

  Registration Rights

        Under the stockholders agreement, Hallmark Entertainment Investments has the right to require us on four occasions, and the other parties, as a group, have the right to require us on two occasions, to register for sale their shares of our common stock, so long as the number of shares they require us to register in each case is at least 7% of our common stock then outstanding. The other parties also have an unlimited number of "piggyback" registration rights. This means that any time we register our common stock for sale, they will have the right to include their common stock in that offering and sale.

        We are obligated to pay all expenses that result from the registration of the other parties' common stock under the stockholders agreement, other than registration and filing fees, attorneys' fees, underwriter fees or expenses and underwriting discounts and commissions. We have also indemnified the other parties against any liabilities that may result from their sale of common stock, including Securities Act liabilities.

  Rights Relating To Crown Media United States Amended and Restated Company Agreement

        Under the stockholders agreement, so long as we or any of our affiliates are entitled to have a representative on the Crown Media United States governance committee, and VISN and its affiliates either are entitled to nominate to, or designate a member of, our Board, or beneficially own any preferred interests in Crown Media United States, neither we nor any of our affiliates will, without the consent of the member of our Board nominated by VISN or a representative of NICC, vote in favor of:

  •
  any specified change in, or action described in, the Crown Media United States amended and restated company agreement that relates to VISN's preferred interest in Crown Media United States or that relates to VISN's rights to programming on the Hallmark Channel in the U.S. or its programming budget;

  •
  any repayment or redemption of specified equity interests in Crown Media United States;

  •
  any transfer of all of Crown Media United States' assets or any business combination involving Crown Media United States where Crown Media United States is not the surviving entity, unless the transferee assumes specified obligations under the Crown Media United States amended and restated company agreement until the later of the fifth anniversary of these offerings or the second anniversary of the transfer or business combination;

  •
  the dissolution of Crown Media United States, except in connection with a complete liquidation;

  •
  any transfer of all of Crown Media United States' assets to, or any business combination involving Crown Media United States' with, us or any of our affiliates, or any other material transaction with us or any of our affiliates, unless we comply with specified restrictions relating to any financial benefit we receive from the transaction that is more than what we would have received had the transaction been on an arm's-length basis or on commercially reasonable terms;

  •
  any transfer of all of Crown Media United States' assets or any business combination involving Crown Media United States where Crown Media United States is not the surviving entity, prior to the second anniversary of the initial public offering; or

  •
  any amendment to the Crown Media United States' amended and restated company agreement that would result in none of us or our affiliates having the right to consent to take any of the actions listed in the above bullet points.

        We have agreed under the stockholders agreement not to transfer any of our interests in Crown Media United States prior to the second anniversary of the initial public offering without the consent of VISN or NICC. In addition, we have agreed not to transfer any of our interests in Crown Media United States after the second anniversary of the initial public offering unless the transfer is conditioned on the requirement that the transferee assume our obligations described above. Under the terms of the stockholders agreement, the transferee's obligations will generally expire on the later of (1) the fifth anniversary of the initial public offering, (2) the second anniversary of the transfer or (3) the repayment of VISN's preferred interest in Crown Media United States, except that the obligations of the transferee will expire upon dissolution of Crown Media United States.

Intercompany Services Agreement

        We signed a new intercompany services agreement, effective January 1, 2003, with Hallmark Cards under which Hallmark Cards has agreed for a term of three years, subject to cancellation by either party after the first or second year, to provide us with the following services:

  •
  tax services;

  •
  risk management, health, safety and environmental services and insurance;

  •
  legal services;

  •
  treasury and cash management services; and

  •
  real estate consulting services.

        We have agreed to pay Hallmark Cards $515,000 per year for these services, plus out-of-pocket expenses and third party fees, payable in arrears on the last business day of each quarter. We made no payments to Hallmark Cards in 2001 or 2002 for services, expenses and fees under the previous intercompany services agreement. The fee under the previous agreement was $500,000 per year. The balance of the payable for services, expenses and fees under the previous and the current agreement as of December 31, 2003 and 2004, was approximately $3.0 million and $3.5 million, respectively. The intercompany services agreement was originally negotiated between officers of Crown Media International and Hallmark Cards. The management of Crown Media International believed that the services provided under the agreement had a value at least equal to the annual fee.

Hallmark Trademark License Agreements

        Crown Media United States operates under the benefit of a limited trademark license agreement with Hallmark Licensing, Inc., amended and restated on March 27, 2001, which has also been extended through September 1, 2005. The agreement permits the use of the Hallmark trademarks in the United States under terms, which are similar to the terms which were applicable to the use of the Hallmark trademarks outside the United States by Crown Media International described below. The amended and restated Crown Media United States trademark agreement permits Crown Media United States to name its network service as the "Hallmark Channel." The agreement contains usage standards, which limit certain types of programming and programming content aired on Crown Media United States' network. Crown Media United States also has a similar trademark license agreement with Hallmark Licensing, Inc., which is effective January 1, 2004, to permit the use of the Hallmark trademark in the name of the "Hallmark Movie Channel".

        Prior to the consummation of the sale of our international business, we were permitted to use the "Hallmark" and "Hallmark Entertainment" trademarks in accordance with the terms of a royalty-free two-year trademark license agreement dated as of December 1, 2000, between Hallmark Cards and Crown Media International. This agreement was extended through September 1, 2005. Under that agreement, we may use the Hallmark and Hallmark Entertainment trademarks only for so long as Hallmark Cards and its wholly owned subsidiaries collectively own at least 51% of the voting interest and at least 35% of the equity interest of Crown Media Holdings, and designate a majority of our Board and so long as there is no event of default under the agreement.

        Crown Media International had the non-exclusive right to use the Hallmark and Hallmark Entertainment trademarks to promote, market, advertise, distribute and sell television motion pictures and miniseries produced by or at the direction of Hallmark Entertainment Productions, LLC or its subsidiaries. Crown Media International also had the non-exclusive right to use the Hallmark and Hallmark Entertainment trademarks to promote, market, advertise, distribute and sell its network and channel so long as these television motion pictures and miniseries along with other television motion pictures and miniseries acquired under our program agreement with Hallmark Entertainment Distribution represent at least 50% of the monthly programming of that network or channel or 20% of the monthly programming during the first six months that we launch that network or channel in a territory.

        Under the agreement, if Hallmark Cards notified us in writing that it has determined that we have failed to comply with the usage standards set forth in the agreement or have otherwise breached our obligations under the agreement, we would have been required to stop any non-complying activity within 10 days of that notice or we would have been in default of the agreement. We would also have been in default if Hallmark Cards delivered such a written notice to us with respect to its standards three or more times in any 12-month period. In addition, there would have been a default under the agreement if we failed to cure any breach of the program agreement with Hallmark Entertainment Distribution, if we failed to make any payments due under loan agreements within five days of the due date, or if we received an opinion from our auditors that shows that we no longer are a going concern.

        The license agreement could have been terminated immediately and without notice if we transferred in any way our rights under the license agreement, if we had an event of default under the agreement or in events of bankruptcy, insolvency or similar proceedings. With respect to a particular country in which we use the Hallmark Entertainment trademark, the license agreement would have terminated if the television motion pictures and miniseries produced by Hallmark Entertainment or its subsidiaries and other motion pictures and miniseries acquired under the program agreement with Hallmark Entertainment comprised less than 50% of the programming of the network or channel based on actual hours of broadcast in the country.

        There was a similar trademark license agreement between Hallmark Cards and Crown Entertainment Limited that permitted the use of the Hallmark and Hallmark Entertainment trademarks in the United Kingdom through September 1, 2005.

        Upon consummation of the proposed sale of the international business, the foregoing trademark licenses agreement between Hallmark Cards and Crown Media International and Crown Entertainment Limited were terminated and the Company has no further obligations under these licenses.

Tax Sharing Agreement

        On March 11, 2003, Crown Media Holdings became a member of Hallmark Cards consolidated federal tax group and entered into the Tax Sharing Agreement with Hallmark Cards. Hallmark Cards will include Crown Media Holdings in its consolidated federal income tax return. Accordingly, Hallmark Cards will benefit from future tax losses, which may be generated by Crown Media Holdings. Based on the Tax Sharing Agreement, Hallmark Cards will pay Crown Media Holdings all of the benefits realized by Hallmark Cards as a result of consolidation, 75% in cash on a quarterly basis and the balance when Crown Media Holdings becomes a taxpayer. Under the Tax Sharing Agreement, at Hallmark Cards' option, this 25% balance may also be applied as an offset against any amounts owed by Crown Media Holdings to any member of the Hallmark Cards consolidation group under any loan, line of credit or other payable, subject to any limitations under any loan indentures or contracts restricting such offsets.

        An independent member of the Board of Directors of Crown Media Holdings, with advice of independent counsel approved Crown Media Holdings' entering into the Tax Sharing Agreement.

        Hallmark Entertainment Holdings contributed 100% of the Crown Media Holdings shares owned by it to Hallmark Entertainment Investments. Two of Crown Media Holdings' investors, Liberty and J.P. Morgan, also contributed 100% of their Crown Media Holdings shares to Hallmark Entertainment Investments and VISN contributed 10% of its Crown Media Holdings shares to Hallmark Entertainment Investments, all in return for Hallmark Entertainment Investments shares. Crown Media Holdings understands that Hallmark Entertainment Investments intends to hold the Crown Media Holdings Shares and to evaluate media investment opportunities in which Crown Media Holdings does not have an interest. Hallmark Entertainment Holdings, as the more than 80% owner of Hallmark Entertainment Investments, will have voting power over all of the Crown Media Holdings shares. The new structure does not change the control of Crown Media Holdings.

Corporate Opportunities Policy Established by Hallmark Entertainment

        The following is a description of a general policy adopted by the Hallmark Entertainment board of directors in connection with the stockholders agreement and our initial public offering. The policy provides that we will be the primary (but not exclusive) vehicle for the pursuit of corporate opportunities relating to the ownership and operation of pay television channels dedicated to family programming ("Pay Television Opportunities"), which is provided or otherwise made available to Hallmark Entertainment and its subsidiaries. However, Pay Television Opportunities do not include opportunities: (1) developed by or made available to any public company that is a subsidiary of Hallmark Entertainment or any of Hallmark Entertainment's subsidiaries (other than us and our subsidiaries), (2) relating to the production or distribution of programming that is developed by, or provided or made available to, a subsidiary of Hallmark Entertainment that does not own or operate pay television channels dedicated to family programming and whose primary business is the production or distribution of programming, (3) arising out of, or relating, to Pay Television Opportunities that have been provided or made available to us but which we have determined not to pursue or have failed to pursue within the applicable time period reasonably specified by Hallmark Entertainment, or (4) that Hallmark Entertainment or any of its subsidiaries is legally or contractually obligated to provide or make available to a person other than us.

        Under the policy, we are not obligated to pursue any Pay Television Opportunity presented to us by Hallmark Entertainment. If we determine not to pursue or fail to pursue an opportunity, in each case within such time as Hallmark Entertainment may reasonably specify (taking into account the type and nature of the Pay Television Opportunity provided or made available) in its communication to us relating to such Pay Television Opportunity, then Hallmark Entertainment and its subsidiaries may pursue such Pay Television Opportunity.

        The policy became effective upon completion of the initial public offering. The policy automatically terminates upon the first to occur of: (1) Hallmark Entertainment and its subsidiaries ceasing to beneficially own, in the aggregate, at least a majority in voting power of our outstanding voting securities entitled to vote generally upon all matters submitted to common stockholders and (2) the third anniversary of the completion of the initial public offering.

        The policy provides that the Hallmark Entertainment board of directors is required to act in accordance with its fiduciary duties owed to Hallmark Entertainment and Hallmark Entertainment's fiduciary duties, if any, to its subsidiaries in making all determinations in connection with the policy. With respect to any Pay Television Opportunity that may be subject to the policy and any obligation (fiduciary or otherwise) to one or more other subsidiaries, the Hallmark Entertainment board of directors will have discretion to determine, without reference to the policy, to which of us or such other subsidiary of Hallmark Entertainment such Pay Television Opportunity will be provided or made available. Notwithstanding anything set forth in the policy, Hallmark Entertainment will have no obligation to exercise any rights it may have as a stockholder, partner or member of any entity that is not a wholly owned subsidiary or to exercise any rights available to it under agreements with other stockholders, partners or members, in order to implement determinations under the policy. All determinations of the Hallmark Entertainment board of directors with respect to the Hallmark Entertainment policy and the interpretation of the Hallmark Entertainment policy are conclusive and binding.

        The policy further provides that Hallmark Entertainment's board of directors from time to time may amend, modify or rescind the policy or adopt additional or other policies or make exceptions with respect to the application of the policy in connection with particular facts and circumstances, all as the Hallmark Entertainment board of directors may determine, consistent with its fiduciary duties and in accordance with the stockholders agreement.

Certain Business Relationships and Conflicts of Interest

        Hallmark Entertainment Investments controls a majority of our outstanding shares of Class A Common Stock and all of our outstanding shares of Class B common stock, representing approximately 95.9% of the voting power on all matters submitted to our stockholders. Hallmark Entertainment Investments' control could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to our businesses or holders of Class A common stock. As a result, the market price of our Class A common stock or our business could suffer.

        Hallmark Entertainment Investments' control relationship with us also could give rise to conflicts of interest, including:

  •
  conflicts between Hallmark Entertainment Investments, as our controlling stockholder, and our other stockholders, whose interests may differ with respect to, among other things, our strategic direction or significant corporate transactions;

  •
  conflicts related to corporate opportunities that could be pursued by us, on the one hand, or by Hallmark Entertainment Investments or its other affiliates, on the other hand; or

  •
  conflicts related to existing or new contractual relationships between us, on the one hand, and Hallmark Entertainment Investments and its affiliates, on the other hand.

        In addition, our directors, who are also officers or directors of Hallmark Entertainment Investments or its affiliates, will have fiduciary duties, including duties of loyalty, to both companies and may have conflicts of interest with respect to matters potentially involving or affecting us. For example, Robert A. Halmi, Jr. is our Chairman of the Board and also a Director and Chairman of Hallmark Entertainment Investments, which could create potential conflicts of interest. As a result, it is possible that we may receive less favorable contractual terms from Hallmark Entertainment Investments or its affiliates than if none of our officers or directors had any affiliation with Hallmark Entertainment Investments or its affiliates.

        Our certificate of incorporation provides that Hallmark Cards will have no duty to refrain from engaging in activities or lines of business that are the same as or similar to the activities or lines of business in which we engage, and neither Hallmark Cards nor any officer or director of Hallmark Cards, except as provided below, will be liable to us or to our stockholders for breach of any fiduciary duty by reason of any such activities of Hallmark Cards. In the event that Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Hallmark Cards and us, Hallmark Cards will have no duty to communicate or offer that corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of the fact that Hallmark Cards pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person, or does not communicate information regarding that corporate opportunity to us.

        In the event that one of our directors or officers who is also a director or officer of Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Hallmark Cards, that director or officer will have fully satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if that director or officer acts in a manner consistent with the following policy:

  •
  a corporate opportunity offered to any person who is one of our officers, and who is also a director but not an officer of Hallmark Cards, will belong to us;

  •
  a corporate opportunity offered to any person who is one of our directors but not one of our officers, and who is also a director or officer of Hallmark Cards, will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our directors, and otherwise will belong to Hallmark Cards; and

  •
  a corporate opportunity offered to any person who is one of our officers and an officer of Hallmark Cards will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our officers, and otherwise will belong to Hallmark Cards.

        For purposes of the policy:

  •
  a director who is our Chairman of the Board or Chairman of a committee of the Board will not be deemed to be one of our officers by reason of holding that position, unless that person is one of our full-time employees;

  •
  references to us shall mean us and all corporations, partnerships, joint ventures, associations and other entities in which we beneficially own, directly or indirectly, 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; and

  •
  the term "Hallmark Cards" means Hallmark Cards and all corporations, partnerships, joint ventures, associations and other entities, other than us, as we are defined in this paragraph, in which Hallmark Cards beneficially owns, directly or indirectly, 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

        The foregoing provisions of our certificate of incorporation will expire on the date that Hallmark Cards ceases to own beneficially common stock representing at least 20% of the total voting power of all of our classes of outstanding capital stock and no person who is one of our directors or officers is also a director or officer of Hallmark Cards or any of its subsidiaries.

        Other than as disclosed above and under "—Stockholders Agreement and Registration Rights" and "—Corporate Opportunities Policy Established by Hallmark Entertainment," there are no specific policies in place with respect to any conflicts that may arise. We expect conflicts to be resolved on a case-by-case basis, and in a manner consistent with applicable law.

Transactions With JP Morgan Chase Bank

        We have a credit agreement with a syndicate of banks lead by JP Morgan Chase Bank providing a secured line of credit and term loan of up to a total of $320.0 million, reduced to $220.0 million upon completion of the proposed sale of our international business, due May 31, 2006. For information regarding the terms of the bank credit agreement, please see Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operation under "Bank Credit Facility and HC Crown Loans." As part of this credit facility, JP Morgan Chase Bank has committed to lend to us up to $45.0 million, now reduced to $31.0 million. At December 31, 2003 and 2004, JP Morgan Chase Bank had outstanding loans to us under the line of credit of $42.0 million and $43.4 million, respectively. Each loan under the credit facility bears interest at a Eurodollar rate or an alternate base rate as we may request at the time of borrowing in accordance with the credit agreement. We are required to pay a commitment fee of 0.2% per annum of the committed, but not outstanding, amounts under the revolving credit facility, payable in quarterly installments. This commitment fee was 0.5% per annum prior to an amendment effective March 2005. We paid a total of $13.3 million in interest and $925,000 in fees to JP Morgan Chase Bank under the credit facility for the year ended December 31, 2003. We paid a total of $13.9 million in interest and $125,000 in fees to JP Morgan Chase Bank under the credit facility for the year ended December 31, 2004.

        JP Morgan Chase Bank served as an indenture trustee for debentures issued by us to Crown Media Trust in connection with the issuance of preferred securities by Crown Media Trust in a private placement. JP Morgan Chase Bank served as the property trustee under the trust creating the Crown Media Trust, which is one of several trustees of the Crown Media Trust, and also as the preferred guarantee trustee relating to our guarantee of the preferred securities issued by Crown Media Trust. Chase Manhattan Bank USA, National Association, an affiliate of JP Morgan Chase Bank, served as the Delaware trustee of Crown Media Trust, which is a trustee with its principal place of business in the State of Delaware. As a result of the repurchase of the Crown Media Trust preferred securities by Crown Media Holdings, this trust was dissolved.

        Arnold L. Chavkin, one of our directors, and J.P. Morgan, a beneficial owner of more than 5% of our outstanding Class A common stock, are related parties to JP Morgan Chase & Co. and its wholly-owned subsidiary, JP Morgan Chase Bank. JP Morgan Chase & Co. is a publicly-traded financial holding company. J.P. Morgan is an indirect non-bank subsidiary of JP Morgan Chase & Co. JP Morgan Chase & Co. owns 100% of JPMP Capital Corp., the sole general partner of JPMP Market Fund Manager L.P., which in turn is the sole general partner of J.P. Morgan. JP Morgan Chase & Co. also owns 100% of Chatham Ventures, Inc., which is the sole limited partner of J.P. Morgan. JPMP Master Fund Manager, L.P. is the sole general partner of J.P. Morgan. JPMP Capital Corp. is the sole general partner of JPMP Master Fund Manager, L.P., and limited partners of JPMP Master Fund Manager, L.P. are comprised of investment professionals, including Mr. Chavkin, and others. JPMP Capital Corp. is a 100% non-bank subsidiary of JP Morgan Chase & Co. JP Morgan Partners, LLC serves as the management company for the private equity organization of JP Morgan Chase & Co., known as JP Morgan Partners. JP Morgan Partners, LLC is an indirect 100% subsidiary of JP Morgan Chase & Co. and is a direct wholly-owned subsidiary of JPMP Capital Corp. JP Morgan Partners, LLC is the employer of JP Morgan Partners' staff in New York City.

        Mr. Chavkin is the Chief Investment Officer of JP Morgan Partners, LLC, an Executive Vice President of JPMP Capital Corp. and one of the limited partners of JPMP Master Fund Manager, L.P. He is not an officer of JP Morgan Chase & Co. or JP Morgan Chase Bank. He also serves as an Executive Vice President or executive partner of certain domestic entities and global funds of various JP Morgan Partners related entities.

INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Auditors for 2005

        The Audit Committee of our Board engaged KPMG LLP to serve as our independent public accountant for the year ending December 31, 2005. We expect representatives of KPMG LLP to attend the annual meeting, be available to respond to appropriate questions from stockholders and be given an opportunity to speak, if desired.

Audit Fees

        The following table presents aggregate fees billed for professional services rendered by KPMG LLP, our principal accountant in fiscal years 2003 and 2004:

Type of Fee	2004	2003
Audit Fees(1)	$1,622,516	$509,488
Audit-Related Fees(2)	105,985	9,500
Tax Fees(3)	52,136	12,860
All Other Fees(4)	0	11,500

Total Fees	$1,780,637	$543,348

(1)
Audit Fees are for the audit of our annual financial statements and internal control over financial reporting included in our Form 10-K, review of financial statements included in our Forms 10-Q, and statutory audits required for certain of our foreign subsidiaries.

(2)
Audit Related Fees.    In 2004, these fees are for services rendered in connection with the Company's sale of its international operations. In 2003, these fees are for services rendered in connection with the review of the Tender Offer Statement on Schedule TO and its amendments filed in exchange of Restricted Stock Units for stock options.

(3)
Tax Fees are for services rendered in connection with tax advice, the filing of foreign income tax returns and the filing of other forms.

(4)
All Other Fees.    In 2003, these fees are for all other services rendered in relation to benefit plan and executive compensation issues.

Independence

        The Audit Committee has considered whether, and concluded that, the additional services provided by KPMG were compatible with maintaining the independence of KPMG.

REPORT OF THE AUDIT COMMITTEE

        Management is responsible for the Company's internal controls, and the Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles and issuing a report on the financial statements. The Audit Committee has general oversight responsibility with respect to these matters. The Audit Committee reviews the results and scope of the audit conducted by the Company's independent auditors.

        The Audit Committee has met and held discussions with our management and independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has:

  •
  reviewed and discussed the audited financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380);

  •
  received the written disclosures and the letter from the independent accountants related to the accountants' independence from the Company and its management as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence.

        Based on the Audit Committee's review and discussions detailed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

John P. Mascotte, Chairman
Arnold L. Chavkin
Peter A. Lund

SUBMISSION OF STOCKHOLDER PROPOSALS

        The deadline for submitting stockholder proposals consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), for inclusion in the proxy statement for the next annual meeting is February 13, 2006.

        Our bylaws provide that any stockholder wishing to bring any nomination or other business before an annual meeting must give timely notice in proper written form to the Company Secretary not less than 90 days nor earlier than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, to be timely, the stockholder notice must be received not later than the close of business on the 90th day and not earlier than the 120th day prior to such annual meeting, or by the 10th day after public disclosure of the date of the annual meeting. For the Company's year 2006 annual meeting, notice must be received by April 12, 2006. The notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named and to serving, if elected, as a director), (b) as to any other business proposed to be brought before the meeting, a brief description of and the reasons for the business, and any material interest of the person bringing the proposal, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of, and the class and number of shares owned by, the stockholder and any beneficial owner.

OTHER BUSINESS

        The Board knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

By Order of the Board of Directors
/s/ BRIAN E. GARDNER BRIAN E. GARDNER Secretary

June 16, 2005

APPENDIX A

AMENDED AND RESTATED
CROWN MEDIA HOLDINGS, INC.
2000 LONG TERM INCENTIVE PLAN

SECTION 1. Purpose; Definitions

        The purpose of the Plan is to give the Company a competitive advantage in attracting and retaining officers, employees, consultants and/or directors and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in the Company's shareholder value.

        For purposes of the Plan, the following terms are defined as set forth below:

  (a)
  "Affiliate" means a corporation or other entity controlled by, controlling or under common control with the Company.

  (b)
  "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, Performance Unit, Deferred Stock Unit or other stock-based award.

  (c)
  "Award Agreement" means a written agreement setting forth the terms and conditions of an Award.

  (d)
  "Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

  (e)
  "Board" means the Board of Directors of the Company.

  (f)
  "Cause" with respect to an employee means, unless otherwise provided by the Committee, (1) "Cause" as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or, if it does not define Cause, any of the following on the part of the participant: an intentional failure to perform assigned duties; willful misconduct in the course of the participant's employment; breach of a fiduciary duty involving personal profit; or acts or omissions of personal dishonesty, any of which results in material loss to the Company or any of its Subsidiaries or Affiliates. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

  (g)
  "Cause" with respect to a Nonemployee Director means, unless otherwise determined by the Board, (a) the conviction of the Nonemployee Director of a commission of a felony under Federal law or the law in the state in which such action occurred, or (b) dishonesty in the course of fulfilling the Nonemployee Director's duties as a director.

  (h)
  "CEA" means Chase Equity Associates, L.P., a California limited partnership.

  (i)
  "Change in Control" has the meaning set forth in Section 10(b).

  (j)
  "Change in Control Price" has the meaning set forth in Section 10(c).

  (k)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  (l)
  "Commission" means the Securities and Exchange Commission or any successor agency.

  (m)
  "Committee" means the Committee referred to in Section 2.

  (n)
  "Common Stock" means Class A common stock, par value $.01 per share, of the Company.

  (o)
  "Company" means Crown Media Holdings, Inc., a Delaware corporation.

  (p)
  "Corporate Transaction" has the meaning set forth in Section 10(b)(iii).

  (q)
  "Covered Employee" means a participant designated prior to or at the time of the grant of Restricted Stock or Performance Units by the Committee as an individual who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such participant.

  (r)
  "Deferral Election" shall have the meaning set forth in Section 17(a).

  (s)
  "Deferred Stock Unit" means an Award granted under Section 17.

  (t)
  "Disability" means, unless otherwise provided by the Committee, (1) "Disability" as defined in an Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or it does not define "Disability," a total disability as determined under the group insurance policy between Hallmark Entertainment, Inc. and Phoenix Home Life Mutual Insurance Company.

  (u)
  "Eligible Employee" means an Eligible Individual who is not a Nonemployee Director.

  (v)
  "Eligible Individuals" means officers, employees, consultants and directors of the Company or any of its Subsidiaries or Affiliates, and prospective employees who have accepted offers of employment from the Company or its Subsidiaries or Affiliates, and who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

  (w)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  (x)
  "Exchanged SARs" has the meaning set forth in Section 5(a).

  (y)
  "Fair Market Value" of the Common Stock means, as of any given date, the closing price of the Common Stock on The Nasdaq Stock Market as of the close of the regular business hours of The Nasdaq Stock Market, without regard to any after-hours trading that may hereinafter be commenced on the Nasdaq Stock Market, on the immediately preceding date or, if there are no reported sales on such immediately preceding date, on the last day prior to such date on which there were sales of the Common Stock on The Nasdaq Stock Market or, if the Common Stock is not listed on The Nasdaq Stock Market, on any national securities exchange on which the Common Stock is listed. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

  (z)
  "Fees" shall mean the annual retainer fee for a Nonemployee Director in connection with his or her service on the Board for any calendar year of the Company and any additional fees scheduled to be paid for attendance at Board or committee meetings during the calendar year.

  (aa)
  "Freestanding Stock Appreciation Right" has the meaning set forth in Section 6(a).

  (bb)
  "HEI" means Hallmark Entertainment, Inc., a Delaware corporation.

  (cc)
  "Incumbent Board" has the meaning set forth in Section 10(b)(ii).

  (dd)
  "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

  (ee)
  "Individual Agreement" means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

  (ff)
  "Initial Director Options" has the meaning set forth in Section 16(a).

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  (gg)
  "Initial Public Offering Price" means the offering price per share of the Common Stock in the Company's initial public offering of the Common Stock.

  (hh)
  "Liberty" means Liberty Media Corporation, a Delaware corporation.

  (ii)
  "NICC" means the National Interfaith Cable Coalition, Inc., a Maryland not-for-profit corporation.

  (jj)
  "Nonemployee Director" shall mean each individual who is a member of the Board and who is not an employee of the Company or any of its Subsidiaries or Affiliates.

  (kk)
  "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  (ll)
  "Outstanding Company Common Stock" has the meaning set forth in Section 10(b)(i).

  (mm)
  "Outstanding Company Voting Power" has the meaning set forth in Section 10(b)(i).

  (nn)
  "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock or Performance Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: return on equity, return on assets, operating income, earnings per share, net income, total shareholder return, share price, shareholder value added, cash value added and/or achievement of pre-determined, objectively defined strategic performance goals and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Performance Goals may be stated in the alternative or in combination.

  (oo)
  "Performance Units" means an Award granted under Section 8.

  (pp)
  "Performance Units Agreement" means a written agreement setting forth the terms and conditions of an award of Performance Units.

  (qq)
  "Person" has the meaning set forth in Section 10(b)(i).

  (rr)
  "Phantom Share Appreciation Rights" means a phantom share appreciation right granted to a participant under the Hallmark Entertainment Networks, Inc. Share Appreciation Rights Plan.

  (ss)
  "Plan" means the Crown Media Holdings, Inc. 2000 Long Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

  (tt)
  "Qualified Performance-Based Award" means an Award of Restricted Stock or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is a Covered Employee and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

  (uu)
  "Restricted Stock" means an Award granted under Section 7.

  (vv)
  "Restricted Stock Agreement" means a written agreement setting forth the terms and conditions of an award of Restricted Stock.

  (ww)
  "Restriction Period" has the meaning set forth in Section 7(c)(ii).

  (xx)
  "Retirement" means retirement from the employ of the Company or its Subsidiaries or Affiliates at the normal or early retirement date as set forth in any tax-qualified retirement/pension plan of the Company.

  (yy)
  "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

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  (zz)
  "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

  (aaa)
  "Share Amount" has the meaning set forth in Section 17(a).

  (bbb)
  "Stock Appreciation Right" means an Award granted under Section 6.

  (ccc)
  "Stock Option" means an Award granted under Section 5.

  (ddd)
  "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

  (eee)
  "Tandem Stock Appreciation Right" has the meaning set forth in Section 6(a).

  (fff)
  "Target Award Amounts" has the meaning set forth in Section 10(a)(iii).

  (ggg)
  "Termination of Employment" means the termination of the Eligible Employee's employment with the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For purposes of the Plan, a participant's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he or she is no longer for any reason whatsoever employed by the Company or any of its Subsidiaries or Affiliates.

SECTION 2. Administration

  (a)
  Except as otherwise provided in subsection (e) of this Section 2 the Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board.

  (b)
  The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Employees. The Board shall have plenary authority to grant Nonqualified Stock Options and/or Deferred Stock Units to Nonemployee Directors.

  (c)
  Among other things, with respect to Eligible Employees, the Committee shall have the authority, subject to the terms of the Plan:

  (i)
  to select the Eligible Employees to whom Awards may from time to time be granted;

  (ii)
  to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and other stock-based awards or any combination thereof are to be granted hereunder;

  (iii)
  to determine the number of shares of Common Stock to be covered by each Award granted to an Eligible Employee;

  (iv)
  to determine the terms and conditions of any Award granted to an Eligible Employee, including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or

4

      forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

    (v)
    to modify, amend or adjust the terms and conditions of any Award granted to an Eligible Employee, at any time or from time to time, including but not limited to, to Performance Goals; provided, however, that the Committee may not (i) subject to the last paragraph of Section 3, reduce the option price or cancel and regrant a Stock Option theretofore granted or (ii) adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith;

    (vi)
    to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award granted to an Eligible Employee shall be deferred; and

    (vii)
    to determine under what circumstances an Award granted to an Eligible Employee may be settled in cash or Common Stock under Sections 5(j), 6(b) and 8(b)(iv).

  (d)
  The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

  (i)
  The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

  (ii)
  Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

  (iii)
  Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

  (e)
  Among other things, with respect to Nonemployee Directors, the Board shall have the authority, subject to the terms of the Plan:

  (i)
  to determine whether, and to what extent, Nonqualified Stock Options and/or Deferred Stock Units are to be granted to Nonemployee Directors;

5

    (ii)
    to determine the number of shares of Common Stock to be covered by each Award granted to a Nonemployee Director;

    (iii)
    to determine the terms and conditions of any Award granted to a Nonemployee Director, including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Board shall determine;

    (iv)
    to modify, amend or adjust the terms and conditions of any Award granted to a Nonemployee Director, at any time or from time to time; provided, however, that the Board may not, subject to the last paragraph of Section 3, reduce the option price of a Nonqualified Stock Option or cancel and regrant a Nonqualified Stock Option theretofore granted;

    (v)
    to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award granted to a Nonemployee Director shall be deferred; and

    (vi)
    to determine under what circumstances an Award granted to a Nonemployee Director may be settled in cash or Common Stock under Section 5(j).

SECTION 3. Common Stock Subject to Plan

        The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 10,000,000. No participant may be granted more than 1,000,000 shares of Restricted Stock. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. If any Award is forfeited or if any Stock Option (and related Stock Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be 5,000,000 shares.

        In the event of any change in corporate capitalization, such as a stock split or an extraordinary corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments to reflect such change or transaction in (i) the aggregate number and kind of shares reserved for issuance under the Plan, including the number of shares that may be issued pursuant to Incentive Stock Options or Restricted Stock; (ii) the limitation upon Restricted Stock to be granted to any participant, to the extent such adjustment does not cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption; (iii) the number, kind and option price of shares subject to outstanding Stock Options, Stock Appreciation Rights and other Awards; (iv) the number and kind of shares subject to other outstanding Awards granted under the Plan; and/or (v) such other

6

equitable manner, in each case, as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Tandem Stock Appreciation Right.

SECTION 4. Eligibility

        Awards may be granted under the Plan to Eligible Individuals; provided, however, that Nonemployee Directors shall not be eligible to receive Awards other than Nonqualified Stock Options, Deferred Stock Units or Awards pursuant to Section 9 of the Plan.

        Subject to the provisions of Section 3 relating to adjustments upon changes in the shares of Common Stock, no Eligible Individual shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

SECTION 5. Stock Options

        Stock Options may be granted to an Eligible Employee alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted to an Eligible Employee under the Plan shall be in such form as the Committee may from time to time approve. Nonqualified Stock Options may be granted to Nonemployee Directors pursuant to Section 16.

        The Committee shall have the authority to grant any Eligible Employee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Sections 424(e)and (f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

        Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee or Board, as applicable, by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

        (a)    Option Price.    The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee or, with respect to Nonemployee Directors, the Board and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant; provided, however, that the option price per share of Common Stock subject to any Stock Option granted at the time of the Company's initial public offering to a participant in exchange for such participant's phantom share appreciation rights under the Crown Media, Inc. (formerly Hallmark Entertainment Networks, Inc.) Share Appreciation Rights Plan shall be determined by the Committee; provided, further, that the option price per share of Common Stock subject to any Stock Option granted in connection with the initial

7

public offering of the Common Stock (including the Initial Director Options) may be the Initial Public Offering Price; which price may be less than the Fair Market Value of the Common Stock; provided, further, that the option price per share of Common Stock subject to any Stock Option issued to a participant in exchange for or settlement of such participant's share appreciation rights as in effect on August 1, 2000 under the Odyssey Holdings, LLC Share Appreciation Rights Plan shall be determined by the Committee, and may be less than Fair Market Value.

        (b)    Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

        (c)    Exercisability.    Except as otherwise provided herein or as determined at the time of grant by the Committee or, with respect to Nonemployee Directors, the Board, each Stock Option shall be exercisable in five equal annual installments, beginning on the first anniversary of the date of grant. The Committee or, with respect to Nonemployee Directors, the Board may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee or the Board, as applicable, may determine. In addition, the Committee or the Board, as applicable, may at any time accelerate the exercisability of any Stock Option.

        (d)    Method of Exercise.    Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

        Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market; and provided, further, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

        If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, reduced by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

        No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(j), an optionee shall have all of the rights of a shareholder of the Company holding the Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 14(a).

        (e)    Nontransferability of Stock Options.    No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, "immediate family" shall mean any child, sibling, stepchild, grandchild, parent, stepparent, grandparent,

8

spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law or brother-in-law, including adoptive relationships, of the optionee. All Stock Options shall be exercisable, subject to the terms of the Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the terms "holder" and "optionee" include such guardian, legal representative and other transferee.

        (f)    Termination by Death.    Unless otherwise determined by the Committee or as set forth in an Award Agreement, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for the shorter of (1) a period of 12 months (or such other period as the Committee may specify in the option agreement) from the date of such death or (2) until the expiration of the stated term of such Stock Option.

        (g)    Termination by Reason of Disability or Retirement.    Unless otherwise determined by the Committee or as set forth in an Award Agreement, if an optionee incurs a Termination of Employment by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of 12 months (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

        (h)    Other Termination.    Unless otherwise determined by the Committee or as set forth in an Award Agreement: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for a period of three months from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. Notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, including on such accelerated basis as provided in Section 10(a), for (x) the longer of (i) 12 months from the date of such Termination of Employment and (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the option agreement, or (y) until expiration of the stated term of such Stock Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

9

        (i)    Cashing Out of Stock Option.    On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

        (j)    Change in Control Cash-Out.    Notwithstanding any other provision of the Plan, if the Committee shall so determine at the time of grant or thereafter, then during the 60-day period from and after a Change in Control (the "Exercise Period"), an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 10 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the option price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock (subject to any substitution or adjustment made under Section 3) granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(j) would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock (subject to any substitution or adjustment made under Section 3) with a Fair Market Value (as of the date immediately prior to the date of delivery of such stock) equal to the cash that would otherwise be payable hereunder or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right.

        (k)    Deferral of Option Shares.    The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6. Stock Appreciation Rights

        (a)    Grant and Exercise.    Stock Appreciation Rights may be granted to Eligible Employees without relationship to a Stock Option (each, a "Freestanding Stock Appreciation Right") or in conjunction with all or part of any Stock Option granted under the Plan (each, a "Tandem Stock Appreciation Right"). In the case of a Nonqualified Stock Option, Tandem Stock Appreciation Rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem Stock Appreciation Rights may be granted only at the time of grant of such Stock Option. A Tandem Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

        (b)    Terms of Freestanding Stock Appreciation Rights.    Freestanding Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

    (i)
    a Freestanding Stock Appreciation Right shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant;

10

    (ii)
    the base price of a Freestanding Stock Appreciation Right shall be the Fair Market Value of a share of Common Stock on the date of grant. A Freestanding Stock Appreciation Right shall entitle the holder, upon exercise of such right, to an amount in cash, shares of Common Stock or both (as determined by the Committee), with a value equal to the product of (A) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of the Stock Appreciation Right and (B) the number of shares of Common Stock as to which such Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment;

    (iii)
    a Freestanding Stock Appreciation Right shall be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised; and

    (iv)
    a Freestanding Stock Option shall not be transferable other than by will or laws of descent and distribution.

        (c)    Terms of Tandem Stock Appreciation Rights.    Tandem Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

    (i)
    Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6;

    (ii)
    upon the exercise of a Tandem Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment;

    (iii)
    a Tandem Stock Appreciation Right may be exercised by an optionee in accordance with this Section 6(c) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee and upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in this Section 6(c), and Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised;

    (iv)
    upon the exercise of a Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent that the number of shares covered by the Tandem Stock Appreciation Right at the time of exercise is based on the value of the Tandem Stock Appreciation Right at such time; and

    (v)
    Tandem Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

SECTION 7. Restricted Stock

        (a)    Administration.    Shares of Restricted Stock may be awarded to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees to whom and the time or times at which grants of Restricted Stock will be awarded,

11

the number of shares to be awarded to any Eligible Employee, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

        (b)    Awards and Certificates.    Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

        The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Crown Media Holdings, Inc. 2000 Long Term Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Crown Media Holdings, Inc., Suite 500, 6430 S. Fiddlers Green Circle, Englewood, Colorado 80111.

        The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        (c)    Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

    (i)
    the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that (except as otherwise provided in Section 7(c)(iv) or 10(a)(ii)) in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied;

    (ii)
    subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until either, as determined by the Committee, the earlier or the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock;

    (iii)
    except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) and in the Restricted Stock Agreement and except as otherwise determined by the Committee, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the

12

      applicable Restricted Stock Agreement and subject to Section 14(e), (A) cash dividends or distributions of property other than Common Stock with respect to the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends;

    (iv)
    except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 7(c)(i), 7(c)(ii). 7(c)(v) or 10(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock;

    (v)
    if and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates; and

    (vi)
    each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

SECTION 8. Performance Units

        (a)    Administration.    Performance Units may be awarded to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any Eligible Employee, the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

        (b)    Terms and Conditions.    Performance Units Awards shall be subject to the following terms and conditions:

    (i)
    the Committee may, prior to or at the time of the grant, designate Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals, except as otherwise provided in Section 8(b)(ii) or 10(a)(iii). If the Committee does not designate Performance Units as Qualified Performance-Based Awards, it may also condition the settlement thereof upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(v), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle;

    (ii)
    except to the extent otherwise provided in the applicable Performance Units Agreement or Section 8(b)(iii) or 10(a)(iii), upon a participant's Termination of Employment for any

13

      reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units that are Qualified Performance-Based Awards, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units;

    (iii)
    a participant may elect to further defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Performance Units in question;

    (iv)
    at the expiration of the Award Cycle, the Committee shall evaluate and certify the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant, as the Committee shall elect (subject to any deferral pursuant to Section 8(b)(iii)); and

    (v)
    each Award shall be confirmed by, and be subject to, the terms of a Performance Units Agreement.

SECTION 9. Other Stock-Based Awards

        Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents, may be granted to Eligible Individuals, including Nonemployee Directors, either alone or in conjunction with other Awards granted under the Plan.

SECTION 10. Change in Control Provisions

        (a)    Impact of Event.    Notwithstanding any other provision of the Plan to the contrary, except as otherwise provided in the applicable Award Agreement, upon the occurrence of a Change in Control:

    (i)
    any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

    (ii)
    the restrictions and deferral limitations applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

    (iii)
    with respect to Performance Units, all Performance Goals shall be considered to have been achieved at the target levels (the "Target Award Amounts"), any deferral or other restriction shall lapse, and the amount payable with respect to each Performance Unit shall be equal to the product of (A) the Target Award Amount and (B) a fraction, the numerator of which is the number of days from the first day of the Award Cycle for such Performance Unit through the date of the Change in Control, and the denominator of which is the total number of days in the Award Cycle for such Performance Unit, and

14

      such Performance Units shall be settled in cash as promptly as is practicable; provided, that, if such cash settlement would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 (that but for the nature of such payment would otherwise be eligible for such accounting treatment), the Committee shall have the ability to substitute Common Stock (subject to any substitution or adjustment under Section 3) with a Fair Market Value (as of the date immediately prior to the date of delivery of such stock) equal to the cash that would otherwise be payable hereunder for such cash settlement;

    (iv)
    the Committee may also make additional adjustments and/or settlements of outstanding Awards granted to Eligible Employees as it deems appropriate and consistent with the Plan's purposes and shall, with respect to any right granted under this Plan that would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 (that but for the nature of such grant would otherwise be eligible for such accounting treatment), equitably adjust such Award or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right (as determined by the Committee in its sole discretion);

    (v)
    all Deferred Stock Units credited to a Share Account shall be converted immediately prior to the Change in Control into Common Stock on a one-for-one basis, with fractional shares converted to cash and each Nonemployee Director's Share Account shall be transferred or distributed as soon as practicable following the Change in Control to the Nonemployee Director; and

    (vi)
    the Board may also make additional adjustments and/or settlements of outstanding Nonqualified Stock Options and/or Deferred Stock Units granted to Nonemployee Directors as it deems appropriate and consistent with the Plan's purposes and shall, with respect to any such Nonqualified Stock Option granted under this Plan that would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 (that but for the nature of such grant would otherwise be eligible for such accounting treatment), equitably adjust such Nonqualified Stock Option or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such Nonqualified Stock Option (as determined by the Board in its sole discretion).

        (b)    Definition of Change in Control.    For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

    (i)
    an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company or by HEI, NICC, Liberty or CEA or one of their subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(b), or (E) any acquisition, immediately following which HEI (or one of its Affiliates) holds more than

15

      50% of the beneficial ownership of the voting power of the Outstanding Company Voting Securities; or

    (ii)
    a change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

    (iii)
    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction or HEI, NICC, Liberty or CEA (or one of their subsidiaries)) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

    (iv)
    the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        (c)    Change in Control Price.    For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on The Nasdaq Stock Market or national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to

16

Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 11. Forfeiture of Awards

        Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by a participant other than a Nonemployee Director (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Subsidiaries or Affiliates, or any Termination of Employment for Cause), or any activity of a participant in competition with the business of the Company or any Subsidiary or Affiliate, (a) cancel any outstanding Award granted to such participant, in whole or in part, whether or not vested or deferred, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such participant to repay to the Company any gain realized or payment received upon the exercise of payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary or Affiliate to the participant if necessary to satisfy the repayment obligation. The determination of whether a participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no application following a Change in Control.

SECTION 12. Term, Amendment and Termination

        The Plan will terminate on the tenth anniversary of the effective date of the Plan. Awards outstanding under the Plan as of such date shall not be affected or impaired by the termination of the Plan.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or other stock-based Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules.

        Subject to the repricing and option term restrictions in Section 2(c)(v), the Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall be permitted that would cause an Award that is, or is intended to be, a Qualified Performance-Based Award to fail or cease to qualify for the Section 162(m) Exemption, nor shall any such amendment impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to comply with applicable law, NASDAQ rules, stock exchange rules or accounting rules.

        Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in law and in tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

17

SECTION 13. Unfunded Status of Plan

        It is presently intended that the Plan constitute an "unfounded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfounded" status of the Plan.

SECTION 14. General Provisions

  (a)
  The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

    (1)
    listing or approval for listing upon notice of issuance of such shares on The Nasdaq Stock Market or securities exchange as may at the time be the principal market for the Common Stock;

    (2)
    any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

    (3)
    obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

  (b)
  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

  (c)
  The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

  (d)
  No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, statutorily required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

  (e)
  Reinvestment of dividends in additional Restricted Stock or Deferred Stock Units at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are

18

    available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

  (f)
  The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

  (g)
  In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

  (h)
  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

  (i)
  Except as otherwise provided in Section 5(e) or 6(c)(v) or by the Committee, Awards under the Plan are not transferable except by will or by the laws of descent and distribution.

  (j)
  In the event an Award is granted to an Eligible Employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

SECTION 15. Effective Date of Plan

        The Plan shall be effective as of the date it is adopted by the Board, subject to the approval by at least a majority of the outstanding shares of Common Stock of the Company.

SECTION 16. Director Stock Options

  (a)
  Each Nonemployee Director shall be eligible to receive a grant or grants of Nonqualified Stock Options as determined by the Board. The Board may, by resolution, determine that Nonqualified Stock Options shall be automatically granted to (i) a Nonemployee Director on the first day after such Nonemployee Director's first election or appointment as a director of the Company and (ii) to each Nonemployee Director (who is not elected or appointed as a director at such annual meeting of the stockholders of the Company) upon, or a certain number of days following, each annual meeting of the stockholders of the Company. Each Nonemployee Director as of the initial public offering of the Common Stock shall be granted automatically on the date of such initial public offering a Nonqualified Stock Option to purchase 7,800 shares of Common Stock (the "Initial Director Options").

  (b)
  An automatic stock option grant shall be made hereunder only if as of the date of grant the Nonemployee Director has not been an employee of the Company or any of its Subsidiaries or Affiliates for any part of the preceding fiscal year.

  (c)
  In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants to be made on a given date, then all Nonemployee Directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

19

  (d)
  Each vested stock option shall remain outstanding until the tenth anniversary of the date of grant; provided, that in the event a Nonemployee Director's membership on the Board terminates (other than for Cause), any vested stock option held by the Nonemployee Director shall be canceled three years after such termination of Board membership to the extent not sooner exercised; provided, however, that any vested stock option held by a Nonemployee Director who has served as a Nonemployee Director for fewer than three consecutive years shall be canceled one year after such termination of Board membership to the extent not sooner exercised. If a Nonemployee Director incurs a termination of membership on the Board for Cause, such Nonemployee Director's stock options shall be automatically canceled immediately.

  (e)
  Except as expressly provided in this Section 16, any stock option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof.

SECTION 17. Director Deferred Stock Units

  (a)
  At the discretion of the Board, each Nonemployee Director may irrevocably elect annually (a "Deferral Election") to defer receiving all or a portion of the Fees that would otherwise be transferred to such Nonemployee Director. A Nonemployee Director who makes a Deferral Election shall have a number of stock units representing the amount of deferred shares of Common Stock credited to a "Share Account" maintained by the Company in the form of "Deferred Stock Units".

        (b)    Amount and Timing of Deferral Election.    The Deferral Election shall be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned; provided, however, that a Nonemployee Director may make a Deferral Election with respect to Fees earned subsequent to such election during (i) the 30-day period immediately following the commencement of his or her directorship or (2) the 30-day period immediately following the effective date of the Plan. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election in accordance with the provisions hereof.

        (c)    Cash Dividends and Share Accounts.    Whenever cash dividends are paid by the Company on outstanding Common Stock, there shall be credited to a Nonemployee Director's Share Account additional Deferred Stock Units equal to (i) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Deferred Stock Units in such Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of the Common Stock on the last trading business day immediately preceding the date of payment of the dividend.

        (d)    Commencement of Distributions.    A Nonemployee Director's Share Account shall become distributable as soon as practicable following the date the Nonemployee Director terminates service as a director. Distributions from a Share Account shall be made by converting Deferred Stock Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash.

        (e)    Manner of Distributions.    In his or her Deferral Election, each Nonemployee Director shall elect to receive distribution of his or her Share Account either in a single distribution or in two to 15 substantially equal annual distributions. In the event of a Nonemployee Director's death, distribution of the remaining portion of the Nonemployee Director's Share Account will be made to the Nonemployee Director's estate or beneficiary, as applicable, in a single distribution as soon as practicable following the Nonemployee Director's death.

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Form of Proxy

CROWN MEDIA HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

JULY 11, 2005
11:00 a.m.

Crown Media Holdings, Inc.
12700 Ventura Boulevard
Studio City, California 91604

PROXY

  The Board solicits this proxy for use at the Annual Meeting on July 11, 2005.

        The shares of stock you hold in your account will be voted as you specify on the reverse side.

  If no choice is specified, the proxy will be voted "FOR" the Board's nominees.

        By signing the proxy, you revoke all prior proxies and appoint Robert A. Halmi, Jr., David J. Evans and William J. Aliber, and each of them, with full power of substitution, to vote all your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

(to be signed and dated on the other side)

The Board Recommends a Vote "FOR" the Board's nominees.

1.
Election of Directors:

☐
FOR all nominees listed below (except as marked to the contrary below)

☐
WITHHOLD AUTHORITY to vote for all nominees listed below

Robert A. Halmi, Jr. Glenn Curtis David E. Hall Peter A. Lund	David J. Evans Robert J. Druten Donald J. Hall, Jr. John P. Mascotte	Wilford V. Bane, Jr. Brian E. Gardner Irvine O. Hockaday, Jr. Deanne R. Stedem	Arnold L. Chavkin Herbert A. Granath Anil Jagtiani

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

2.
Ratification of Amendment to the Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan

For	Against	Abstain
☐	☐	☐

3.
In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" THE BOARD'S NOMINEES.

Address Change? Mark Box    ☐
Indicate changes below:

Dated:		, 2005

Signature

Signature if held jointly

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

COMPANY #
CONTROL #

Voting Instructions

        There are three ways to vote your Proxy: by telephone, via the Internet or by mail. The telephone and Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and to confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the processes of the bank or broker; therefore you should follow the voting instructions on the form you receive from your bank or broker.

Vote by Telephone

        Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week by calling 1-800-435-6710. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the recorded instructions.

        Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone voting is 11:59 p.m. EDT on July 10, 2005.

Vote Via the Internet

        Log on to the Internet and go to the web site http://www.eproxy.com/crwn 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the instructions provided.

        If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you are solely responsible. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for Internet voting is 11:59 p.m. EDT on July 10, 2005.

Vote by Mail

        Mark, sign and date your proxy card and return it in the postage-paid envelope provided so that it is received by July 10, 2005.

        Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by telephone or the Internet, please do NOT mail your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

QuickLinks

SOLICITATION OF PROXIES
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF AMENDMENT TO AMENDED AND RESTATED CROWN MEDIA HOLDINGS, INC. 2000 LONG TERM INCENTIVE PLAN
BOARD INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER BUSINESS
AMENDED AND RESTATED CROWN MEDIA HOLDINGS, INC. 2000 LONG TERM INCENTIVE PLAN
PROXY
Voting Instructions
If you vote by telephone or the Internet, please do NOT mail your proxy card.